CREDIT AGREEMENT

        Dated as of October 4, 1995

                   among

   GIANT INDUSTRIES, INC., as Borrower,

      GIANT INDUSTRIES ARIZONA, INC.,

        CINIZA PRODUCTION COMPANY,

        SAN JUAN REFINING COMPANY,

GIANT EXPLORATION & PRODUCTION COMPANY, and

  GIANT FOUR CORNERS, INC., as Guarantors




      BANK OF AMERICA NATIONAL TRUST
         AND SAVINGS ASSOCIATION,

                 as Agent,

BANK OF AMERICA ILLINOIS, as a Bank and as
       Letter of Credit Issuing Bank


                   and


THE OTHER FINANCIAL INSTITUTIONS PARTIES HERETO

          - - - - - - - - - - - -

                Arranged by


            BA SECURITIES, INC.

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                       TABLE OF CONTENTS

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ARTICLE I   DEFINITIONS
     1.01   Certain Defined Terms
     1.02   Other Interpretive Provisions
     1.03   Accounting Principles

ARTICLE II  THE CREDITS
     2.01   Amounts and Terms of Commitments
     2.02   Certain Pricing Terms
     2.03   Procedure for Borrowing
     2.04   Conversion and Continuation Elections
     2.05   Voluntary Termination or Reduction of Commitments
     2.06   Optional Prepayments
     2.07   Borrowing Base Determinations, Mandatory
            Prepayments of Loans
     2.08   Repayment
     2.09   Fees
     2.10   Computation of Fees and Interest
     2.11   Payments by the Company
     2.12   Payments by the Banks to the Agent
     2.13   Sharing of Payments, Etc.

ARTICLE III THE LETTERS OF CREDIT
     3.01   The Letter of Credit Facility.
     3.02   Issuance, Amendment and Renewal of Letters of
            Credit
     3.03   Existing Bank of America Letters of Credit, Risk
            Participations, Drawings and Reimbursements
     3.04   Repayment of Participations
     3.05   Role of the Issuing Bank
     3.06   Obligations Absolute
     3.07   Cash Collateral Pledge
     3.08   Letter of Credit Fees
     3.10   Uniform Customs and Practice

ARTICLE IV  TAXES, YIELD PROTECTION AND ILLEGALITY
     4.01   Taxes.
     4.02   Illegality
     4.03   Increased Costs and Reduction of Return
     4.04   Funding Losses
     4.05   Inability to Determine Rates
     4.06   Certificates of Banks
     4.07   Substitution of Banks
     4.08   Survival

ARTICLE V   CONDITIONS PRECEDENT
     5.01   Conditions of Initial Credit Extensions
     5.02   Conditions to All Credit Extensions

ARTICLE VI  REPRESENTATIONS AND WARRANTIES
     6.01   Corporate Existence and Power
     6.02   Corporate Authorization; No Contravention
     6.03   Governmental Authorization
     6.04   Binding Effect
     6.05   Litigation
     6.06   No Default
     6.07   ERISA Compliance
     6.08   Use of Proceeds; Margin Regulations
     6.09   Title to Properties
     6.10   Taxes
     6.11   Financial Condition
     6.12   Environmental Matters
     6.13   Regulated Entities
     6.14   No Burdensome Restrictions
     6.15   Copyrights, Patents, Trademarks and Licenses, etc.
     6.16   Subsidiaries
     6.17   Insurance
     6.18   Full Disclosure
     6.20   Bloomfield Acquisition

ARTICLE VII AFFIRMATIVE COVENANTS
     7.01   Financial Statements
     7.02   Certificates; Other Information
     7.03   Notices
     7.04   Preservation of Corporate Existence, Etc
     7.05   Maintenance of Property
     7.06   Insurance
     7.07   Payment of Obligations
     7.08   Compliance with Laws
     7.09   Compliance with ERISA
     7.10   Inspection of Property and Books and Records
     7.11   Environmental Laws
     7.12   New Subsidiary Guarantors
     7.13   Use of Proceeds

ARTICLE VIII NEGATIVE COVENANTS
     8.01   Limitation on Liens
     8.02   Disposition of Assets
     8.03   Consolidations and Mergers
     8.04   Loans and Investments
     8.05   Limitation on Subsidiary Indebtedness
     8.06   Transactions with Affiliates
     8.07   Use of Proceeds
     8.08   Contingent Obligations
     8.09   Restricted Payments
     8.10   Subsidiary Dividends
     8.11   Senior Subordinated Notes
     8.12   Minimum Consolidated Net Worth
     8.13   Fixed Charge Coverage Ratio
     8.14   Capitalization Ratio
     8.15   ERISA
     8.16   Change in Business
     8.17   Accounting Changes

ARTICLE IX  EVENTS OF DEFAULT
     9.01   Event of Default
     9.02   Remedies
     9.03   Rights Not Exclusive

ARTICLE X   THE AGENT
    10.01   Appointment and Authorization
    10.02   Delegation of Duties
    10.03   Liability of Agent
    10.04   Reliance by Agent
    10.05   Notice of Default
    10.06   Credit Decision
    10.07   Indemnification
    10.08   Agent in Individual Capacity
    10.09   Successor Agent
    10.10   Withholding Tax

ARTICLE XI  MISCELLANEOUS
    11.01   Amendments and Waivers
    11.02   Notices
    11.03   No Waiver; Cumulative Remedies
    11.04   Costs and Expenses
    11.05   Indemnity
    11.06   Payments Set Aside
    11.07   Successors and Assigns
    11.08   Assignments, Participations, etc.
    11.09   Set-off
    11.10   Interest
    11.11   Indemnity and Subrogation
    11.12   Automatic Debits of Fees
    11.13   Notification of Addresses, Lending Offices, Etc.
    11.14   Counterparts
    11.15   Severability
    11.16   No Third Parties Benefitted
    11.17   Governing Law
    11.18   Waiver of Jury Trial
    11.19   Entire Agreement

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SCHEDULES

Schedule 1.01  Preferred Eligible Account Obligors
Schedule 2.01  Commitments
Schedule 2.02  Applicable Margin and Commitment Fee
Schedule 3.03  Existing Bank of America Letters of Credit
Schedule 6.05  Litigation
Schedule 6.07  ERISA
Schedule 6.11  Permitted Liabilities
Schedule 6.12  Environmental Matters
Schedule 6.16  Subsidiaries and Minority Interests
Schedule 6.17  Insurance Matters
Schedule 8.01  Permitted Liens
Schedule 8.05  Permitted Indebtedness
Schedule 8.08  Contingent Obligations
Schedule 11.02 Lending Offices; Addresses for Notices


EXHIBITS

Exhibit A      Form of Notice of Borrowing
Exhibit B      Form of Notice of Conversion/Continuation
Exhibit C      Form of Compliance Certificate
Exhibit D      Form of Legal Opinion of Company's Counsel
Exhibit E      Form of Assignment and Acceptance
Exhibit F-1    Form of Facility A Note
Exhibit F-2    Form of Facility B Note
Exhibit G      Form of Guaranty Agreement
Exhibit H      Borrowing Base Report


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                      CREDIT AGREEMENT

     This CREDIT AGREEMENT is entered into as of October 4, 1995, among GIANT INDUSTRIES, INC., a Delaware corporation (the "Company"), GIANT INDUSTRIES ARIZONA, INC., an Arizona corporation ("Arizona"), GIANT EXPLORATION & PRODUCTION COMPANY, a Texas corporation ("Exploration"), SAN JUAN REFINING COMPANY, a New Mexico corporation ("San Juan"), GIANT FOUR CORNERS, INC., an Arizona corporation ("Corners"), and CINIZA PRODUCTION COMPANY, a New Mexico corporation ("Ciniza") (Arizona, Exploration, San Juan, Corners and Ciniza are individually referred to herein as a "Guarantor" and collectively as the "Guarantors"), the several financial institutions from time to time parties to this Agreement (collectively, the "Banks"; individually, a "Bank"), BANK OF AMERICA ILLINOIS, as letter of credit issuing bank and a Bank, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Banks.

     WHEREAS, the Banks have agreed to make available to the Company and the Company has agreed to borrow under, a Thirty Million Dollar ($30,000,000.00) credit facility and a Forty Million Dollar ($40,000,000.00) working capital and letter of credit facility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                         ARTICLE I

                        DEFINITIONS


     1.01 Certain Defined Terms. The following terms have the following meanings:

           "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock of a corporation (or similar entity), which stock has ordinary voting power for the election of the members of the acquiree's board of directors or persons exercising similar functions (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or equity of any Person not a corporation which acquisition gives the acquirer the power to direct or cause the direction of the management and policies of the acquiree, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or a Subsidiary of the Company is the surviving entity.

           "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

           "Agent" means Bank of America National Trust and
Savings Association in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.09.

           "Agent-Related Persons" means Bank of America Illinois and any successor agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of Bank of America Illinois, the Arranger and the Issuing
Bank), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

           "Agent's Payment Office" means the address for payments set forth on Schedule 11.02 hereto in relation to the Agent, or such other address as the Agent may from time to time specify.

           "Agreement" means this Credit Agreement.

           "Applicable Margin" means with respect to Base Rate
Loans and Offshore Rate Loans, the specified percent per annum set forth in Section 2.02 of this Agreement.

           "Arranger" means BA Securities, Inc., a Delaware corporation.

           "Assignee" has the meaning specified in Subsection
11.08(a).

           "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

           "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include Bank of America Illinois, including in its capacity as Issuing Bank; for purposes of clarification only, to the extent that Bank of America Illinois may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

           "Bankruptcy Code" means the Federal Bankruptcy
Reform Act of 1978 (11 U.S.C. '101, et seq.).

           "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

           "Base Rate Loan" means a Revolving Loan, or an L/C
Advance, that bears interest based on the Base Rate.

           "Bloomfield Acquisition" means the acquisition of assets by San Juan from Bloomfield Refining Company and
Gary-Williams Energy Corporation pursuant to the Purchase
Agreement.

           "Bloomfield Refinery" shall mean the refinery acquired by San Juan under the Bloomfield Acquisition.

           "BofA" means Bank of America National Trust and
Savings Association, a national banking association.

           "Borrower" shall mean the Company.

           "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Interest Rate Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

           "Borrowing Base" means the amount calculated monthly pursuant to Section 2.07(a) based upon information contained in the Borrowing Base Report.

           "Borrowing Base Report" means that report delivered monthly by the Company to the Agent in form of Exhibit "H" hereto.

           "Borrowing Date" means any date on which a Borrowing occurs under Article II.

           "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois; Scottsdale, Arizona; or San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

           "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

           "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Consolidated Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements) during such period computed in accordance with GAAP.

           "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

           "Capitalization Ratio" means, at any time, the ratio of Consolidated Funded Indebtedness to Consolidated Total
Capitalization.

           "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meanings.

           "Cash Equivalents" means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve
(12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than twelve
(12) months from the date of acquisition issued by any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) whose long term securities are rated at least A (or then equivalent grade) by S&P and A2 (or then equivalent grade) by Moody's at the time of acquisition;
(c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's at the time of acquisition, and in either case having a tenor of not more than twelve (12) months; (d) debt securities which are registered under the Securities Act of 1933, as amended (the "Securities Act") (and not "restricted securities" in the Company's hands as defined in Rule 144 under the Securities Act), or adjustable rate preferred stock traded on a national securities exchange and issued by a corporation duly incorporated under the laws of a state of the United States, or issued by any state, county or municipality located in the United States of America, provided, however, that such debt securities are rated A2 by Moody's and A or better by S&P at the time of acquisition, and such debt securities have a maturity not in excess of twelve (12) months from the date of creation thereof; (e) repurchase agreements with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above; and (f) money market mutual or similar funds having assets in excess of $100,000,000.

           "Change of Control" means (a) a purchase or acquisition, directly or indirectly, by any "person" or "group" within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934 (a "Group"), of "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of the Company which, together with any securities owned beneficially by any "affiliates" or "associates" of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), shall represent more than fifty percent (50%) of the combined voting power of the Company's securities which are entitled to vote generally in the election of directors and which are outstanding on the date immediately prior to the date of such purchase or acquisition; or (b) a sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group; or (c) the liquidation or dissolution of the Company; or (d) the first day on which a majority of the Board of Directors of the Company are not Continuing Directors (as herein defined). As herein defined, "Continuing Directors" means any member of the Board of Directors of the Company who (x) is a member of such Board of Directors as of the date of this Agreement or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

           "Ciniza Refinery" shall mean the refinery owned on the date hereof by the Company or one of its Subsidiaries located near Gallup, New Mexico.

           "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 and 5.02 are satisfied or waived by all Banks (or, in the case of Subsection
5.01(g), waived by the Person entitled to receive such payment).

           "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

           "Commitment" as to each Bank means the aggregate of such Bank's Facility A Commitment and Facility B Commitment.

           "Commitment Fee" has the meaning set forth in Subsection 2.09(b).

           "Compliance Certificate" means a certificate substantially in the form of Exhibit "C".

           "Consolidated EBITDA" means, for the relevant period, the sum of: (a) the Consolidated Net Income for such period, (b) Consolidated Interest Expense, (c) all taxes measured by income to the extent included in the determination of such Consolidated Net Income, (d) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind for such period to the extent included in the determination of such Consolidated Net Income for the relevant period, plus (e) any interest income.

           "Consolidated Funded Indebtedness" means, for the Company and its Consolidated Subsidiaries, at any time, without duplication, the sum of: (a) liability for borrowed money or for the deferred purchase price of property or services and (b) obligations under leases which in accordance with GAAP should be recorded as Capital Leases.

           "Consolidated Interest Expense" means, for the relevant period, for the Company and its Consolidated Subsidiaries, without duplication, the sum of: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period and including fees payable in respect of letters of credit and bankers' acceptances), (b) the net amount payable (or minus the net amount receivable) under all Swap Contracts during such period (whether or not actually paid or received during such period), and (c) all dividends paid, declared or otherwise accrued in respect of preferred stock.

           "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Consolidated
Subsidiaries for such period determined in accordance with GAAP.

           "Consolidated Net Worth" means, at any date, an amount equal to the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries determined in accordance with GAAP determined as of such date.

           "Consolidated Subsidiaries" means, at any date, any Subsidiary the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

           "Consolidated Total Capitalization" means, at any time, the sum of (a) Consolidated Funded Indebtedness and (b)
Consolidated Net Worth for such period.

           "Contingent Obligation" means, as to any Person without duplication, any direct or indirect liability of that Person with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other similar obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

           "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

           "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Loans of one Interest Rate Type to another Interest Rate Type, or (b) continues as Loans of the same Interest Rate Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

           "Credit Extension" means and includes (a) the making of any Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

           "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

           "Default Rate" has the meaning set forth in Subsection 2.08(c)(iii).

           "Dollars", "dollars" and "$" each mean lawful money of the United States.

           "Effective Amount" means (i) with respect to any Revolving Loans under Facility A or Facility B on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date under such facility; and
(ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

           "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) a Person with a combined capital and surplus of at least $100,000,000 that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

           "Eligible Account Obligor" shall mean, on any date, any Person obligated to pay a Receivable (i) that is not the Company, a Subsidiary or Affiliate of the Company; (ii) that has not filed for, and is not currently the object of, a proceeding relating to its bankruptcy, insolvency, reorganization, winding-up or composition or reorganization of debts; (iii) that is in good standing with the Company and its Subsidiaries and satisfies all applicable credit standards of the Company and its Subsidiaries; and (iv) for which not more than 50% of the aggregate value of the Receivables of such Account Obligor have not been paid by the date 30 days after the respective due dates therefor.

           "Eligible Accounts Receivables" shall mean, on any date, all Receivables denominated in Dollars payable by Eligible Account Obligors except: (i) billed Receivables that have not been paid by the date 30 days after the respective due dates therefor; (ii) any Receivable subject to any asserted defense, dispute, claim, offset or counterclaim, provided that, if any such defense, dispute, claim, offset or counterclaim is asserted with respect to such Receivable in an amount equal to a sum certain, then such Receivable shall be an Eligible Receivable to the extent the face amount thereof exceeds such sum certain; (iii) all such Receivables subject to any repurchase or return arrangement; (iv) Receivables of each Eligible Account Obligor to the extent that the Receivables of such Eligible Account Obligor exceed 10% of all Receivables; and (v) all Receivables that are payable by their terms more than 30 days from the respective invoice dates therefor.

           "Eligible Refinery Hydrocarbon Inventory" means, at any date, the aggregate value therefor on a FIFO basis calculated in accordance with GAAP of all readily marketable, saleable and useful Feedstocks, Intermediate Products and Refined Products, owned by the Company and its Subsidiaries in field production tanks, storage tanks and lines (including line fills but excluding basic sediment and water and slop oil) stored on or required for the Bloomfield Refinery, the Ciniza Refinery, the Portales Refinery, the Company's or its Subsidiaries' service stations and travel centers or the Albuquerque Terminal and other Refined Products terminals owned by the Company or its Subsidiaries which service the Company's and its Subsidiaries' refineries, service stations and travel centers.

           "Environmental Claims" means all material claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental
Law, or for release or injury to the environment.

           "Environmental Laws" means all material federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all material administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, and safety matters.

           "ERISA" means the Employee Retirement Income
Security Act of 1974, and regulations promulgated thereunder.

           "ERISA Affiliate" means any trade or business
(whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code
(and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

           "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate (other than pursuant to Section 4041(b) of ERISA), the treatment of a Plan amendment as a termination under
Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

           "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

           "Event of Default" means any of the events or circumstances specified in Section 9.01.

           "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

           "Existing Bank of America Letters of Credit" means the letters of credit described in Schedule 3.03.

           "Exploration and Production Assets" shall mean all real and personal property used for the exploration, production and gathering of oil, gas and other hydrocarbons similar to such real and personal property now owned by Exploration and Ciniza, provided such term shall not include any assets downstream of such field gathering systems.

           "Facility A Commitment", and "Facility B
Commitment", as to each Bank, have the meaning specified in
Section 2.01.

           "Facility A Revolving Loan", and "Facility B
Revolving Loan", have the meaning specified in Section 2.01.

           "Facility A Note" and "Facility B Note" means the promissory notes specified in Section 2.01(a) in 2.01(b) substantially in the same form as Exhibits "F-1" and "F-2", including any amendment, modification, renewal or replacement of such promissory notes.

           "Facility A Termination Date" and "Facility B
Termination Date" means the earlier of (a) three years from the Closing Date or (b) the date on which such Facility's
Commitment terminates in accordance with the provisions of this Agreement.

           "FDIC" means the Federal Deposit Insurance
Corporation, and any Governmental Authority succeeding to any of its principal functions.

           "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York, New York time) on that day by each of three leading brokers of Federal funds transactions in New York, New York selected by the Agent.

           "Fee Letter" has the meaning specified in Subsection
2.09(a).

           "Feedstocks" means all crude oil, natural gas liquids, other hydrocarbons valued at the lower of cost or market crude oil prices and ethanol valued at the lower of cost or market, in so far as such Feedstocks are used or useful as fuel or in the manufacture, processing, refining, or blending of Intermediate Products and Refined Products at the Bloomfield, Ciniza or Portales Refineries.

           "FRB" means the Board of Governors of the Federal
Reserve System, and any Governmental Authority succeeding to any of its principal functions.

           "Fronting Fee" has the meaning set forth in Section
3.08(b).

           "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

           "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

           "Guarantor" means as of the date of Closing each of Arizona, Exploration, San Juan, Four Corners, and Ciniza and any other Subsidiary of the Company which is required to execute a Guaranty under Section 7.12.

           "Guaranty" means collectively each of the Guarantees substantially in the form of Exhibit "G" hereto executed by each of the Guarantors in favor of the Agent and the Banks, as they may be amended, supplemented or otherwise modified from time to time.

           "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

           "Highest Lawful Rate" means, as of a particular date, the maximum nonusurious interest rate that may under applicable federal and Texas law then be contracted for, charged or received by the Banks in connection with the Advances.

           "Honor Date" has the meaning specified in Subsection
3.03(c).

           "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

           "Indemnified Liabilities" has the meaning specified in Section 11.05.

           "Indemnified Person" has the meaning specified in
Section 11.05.

           "Independent Auditor" has the meaning specified in Subsection 7.01(a).

           "Index Debt Rating" means the rating applicable to the Company's senior, unsecured, non-credit enhanced long term indebtedness for borrowed money ("Index Debt") or if the Company has no such rating, the implied rating established by Moody's or S&P based upon the rating implied from the Company's Senior Subordinated Debt as if the Company had Index Debt.

           "Insolvency Proceeding" means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

           "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Interest Rate Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period, and the date that falls three months after each Interest Payment Date thereafter for such Interest Period, is also an Interest Payment Date.

           "Interest Period" means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that: (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period for any Revolving Loan under either Facility A or Facility B shall extend beyond the Revolving Termination Date for such facility.

           "Interest Rate Type" means either the Base Rate of interest or the Offshore Rate of interest charged against any Loan or Loans hereunder.

           "Intermediate Products" means all Feedstocks that have been partially processed or refined as isomerate, cat feed, gasoline components or naphtha and valued at the lower of cost or market crude oil prices.

           "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

           "Issuance Date" has the meaning specified in Subsection 3.01(a).

           "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued,"
"Issuing" and "Issuance" have corresponding meanings.

           "Issuing Bank" means Bank of America Illinois in its capacity as issuer of one or more Letters of Credit hereunder, together with any successor replacement letter of credit issuer pursuant to Section 10.09, and with respect to the Existing Bank of America Letters of Credit which have been issued by BofA, "Issuing Bank" means BofA.

           "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

           "L/C Application" and "L/C Amendment Application" means an application form for Issuance of, and for amendment of Letters of Credit as shall at any time be in use at the Issuing
Bank.

           "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made in accordance with Subsection 3.03(b) nor converted into a Borrowing of Facility B Revolving Loans under Subsection 3.03(c).

           "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

           "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

           "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

           "Letter of Credit Fee" means the fee payable pursuant to Section 3.08 of this Agreement, calculated as set forth in Section 2.02 of this Agreement.

           "Letters of Credit" means the Existing Bank of America Letters of Credit and any standby letters of credit
Issued by the Issuing Bank pursuant to Article III.

           "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

           "Loan" means an extension of credit by a Bank to the Company under Article II or Article III in the form of a Revolving Loan under the Facility A Loan or the Facility B Loan or L/C Advance.

           "Loan Documents" means this Agreement, any Notes, the Guaranties, the Fee Letter, the L/C-Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith.

           "Majority Banks" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3% of the Commitments.

           "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

           "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Company and its Subsidiaries taken as a whole, or as to the Company or any Significant Subsidiary; (b) a material impairment of the ability of the Company or any Significant Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Significant Subsidiary of any Loan Document.

           "Material Subsidiary" means, at any time, a Subsidiary with total assets with a book value of $2,000,000 or more.

           "Moody's" means Moody's Investor Service, Inc.

           "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

           "NBD Indenture" means that certain Indenture dated
November 23, 1993, between the Company, as Issuer, NBD Bank,
National Association, as Trustee, and others evidenced by the NBD Subordinated Notes.

           "NBD Subordinated Notes" means the $100,000,000
9-3/4% Senior Subordinated Notes due 2003 issued by the Company under the NBD Indenture.

           "Non-Discretionary Capital Expenditures" shall mean all Capital Expenditures (a) required to be made to permit the Company and its Subsidiaries to comply with any applicable law (including any Environmental Law), rule, regulation or order of any governmental or regulatory authority or (b) necessary to permit the Company and its Subsidiaries to maintain the plant and equipment used in their businesses in good working order and condition.

           "Note" means a Revolving Note executed by the Company in favor of a Bank pursuant to Subsection 2.01(a) and
(b).

           "Notice of Borrowing" means a notice in
substantially the form of Exhibit "A".

           "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit "B".

           "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect
(including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

           "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

   Offshore Rate =           LIBOR
                      ------------------------------------
                      1.00 - Eurodollar Reserve Percentage

   Where,

                "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any
Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

           "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

           "Operating Lease" means an operating lease determined in accordance with GAAP.

           "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

           "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

           "Participant" has the meaning specified in Subsection 11.08(d).

           "PBGC" means the Pension Benefit Guaranty
Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

           "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which the Company or any of its Subsidiaries sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

           "Permitted Liens" has the meaning set forth in
Section 8.01.

           "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental
Authority.

           "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA, other than a Multiemployer Plan, and which the Company or any Subsidiary of the Company sponsors or maintains or to which the Company or any Subsidiary of the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

           "Preferred Eligible Account Obligor" means Eligible Accounts Receivables that are either (i) fully supported by a standby letter of credit issued by a commercial bank organized under the laws of the United States having an "A2/A" rating or better by Moody and S&P respectively or (ii) the account debtor is a major international oil or other company rated "A2/A" or better by Moody and S&P, respectively, or a Wholly Owned Subsidiary of such company whose obligations are guaranteed by such company as identified by the Company on Schedule 1.01 hereof as may be amended from time to time with the approval of the Majority Banks.

           "Principal Business" means (i) the business of the exploration for, and development, acquisition, production, processing, marketing, refining, storage and transportation of, hydrocarbons, (ii) any related energy and natural resource business, (iii) any business currently engaged in by the Company or its Subsidiaries, (iv) convenience stores, retail service stations, truck stops and other public accommodations in connection therewith and (v) any activity or business that is a reasonable extension, development or expansion of any of the foregoing.

           "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

           "Prudential Note Agreement" and "Prudential Notes" means that certain Amended and Restated Note Agreement dated September 30, 1993, as amended by Letter Amendment No. 1 dated December 31, 1994 and Letter Amendment No. 2 dated May 9, 1995, (as so amended the "Prudential Note Agreement") by and between Arizona and the Company and The Prudential Insurance Company of America ("Prudential") and Pruco Life Insurance Company ("Pruco") regarding the 10.91% Senior Notes due March 31, 1999, and the Notes issued by Arizona to Prudential and Pruco pursuant thereto.

           "Purchase Agreement" means the Purchase and Sale Agreement dated as of August 8, 1995 among Bloomfield Refining Company and Gary-Williams Energy Corporation, as Sellers, and Giant Industries Arizona, Inc., as Buyer, as same may be amended, provided that if amended in any material respect, the written consent of the Majority Banks shall be required.

           "Receivables" shall mean, as to the Company or any of its Subsidiaries, all accounts receivable, whether billed or unbilled, arising out of the sale of inventory in the ordinary course of business.

           "Reference Bank" means BofA.

           "Refined Products" means all gasoline, diesel, aviation fuel, fuel oil, propane, ethanol, transmix and other products processed, refined or blended from Feedstocks and Intermediate Products valued at the lower of cost or market prices.

           "Regulation U" and "Regulation X" means Regulation U and Regulation X, respectively, of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said Board of Governors relating to the subject matter addressed therein.

           "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

           "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

           "Revolving Loan" means a Facility A Loan and/or a
Facility B Loan.

           "Revolving Notes" means the Facility A Note and the
Facility B Note.

           "Responsible Officer" means the chief financial officer or the treasurer of the Company.

           "S&P" means Standard & Poor's Ratings Group, a
Division of McGraw-Hill, Inc., a New York corporation.

           "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

           "Senior Subordinated Debt" means the subordinated debt of the Company evidenced by the Subordinated Notes pursuant to the NBD Indenture.

           "Significant Subsidiary" means (a) Arizona, (b) San Juan, (c) any other Material Subsidiary which becomes a Subsidiary after execution of this Agreement and is designated by the Majority Banks as a Significant Subsidiary, or (d) any other Subsidiary in existence as of the execution of this Agreement whose asset size materially increases above its asset size as of the date of execution of this Agreement, if such Subsidiary is designated as a Significant Subsidiary by the Majority Banks.

           "Solvent" means, as to any Person at any time, that
(a) the fair value of all of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of
Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

           "Subordinated Notes" means the NBD Subordinated
Notes issued under the NBD Indenture.

           "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

           "Surety Instruments" means all letters of credit
(including standby), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

           "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, commodity forward contracts, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swap option, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

           "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

           "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

           "United States" and "U.S." each means the United
States of America.

           "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

   1.02 Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Unless otherwise specified or the context clearly requires otherwise, the words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

     1.03  Accounting Principles.

           (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References to "consolidated", when it precedes any accounting term, means such term as it would apply to the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

           (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                        ARTICLE II

                        THE CREDITS

     2.01  Amounts and Terms of Commitments.

           (a) The Facility A Revolving Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Company (each such loan, a "Facility A Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Facility A Termination Date, in an aggregate amount not to exceed at any time outstanding, the amount set forth on Schedule 2.01(a) (such amount, as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 11.08, the Bank's "Facility A Commitment"). Within the limits of each Bank's Facility A Commitment, and subject to the other terms and conditions of this Agreement, the Company may borrow under this Subsection 2.01(a), prepay under Section 2.06 and reborrow under this Subsection 2.01(a).

           (b) The Facility B Revolving Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Company (each such loan, a "Facility B Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Facility B Termination Date, in an aggregate amount not to exceed at any time outstanding, the lesser of the following (such amount, as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 11.08, the Bank's "Facility B Commitment"): (i) the Bank's Pro Rata Share of the current Borrowing Base and (ii) the amount set forth on Schedule 2.01(b); provided, however, that the Effective Amount of all Facility B Revolving Loans, and the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Facility B Commitments. Within the limits of each Bank's Facility B Commitment, and subject to the other terms and conditions of this Agreement, the Company may borrow under this Subsection 2.01(b), prepay under Section 2.06 and reborrow under this Subsection 2.01(b).

     2.02 Certain Pricing Terms. The Applicable Margin and the Commitment Fee shall be equal to the specified percent per annum set forth in Schedule 2.02.

     2.03  Procedure for Borrowing.

           (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco, California time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying: (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $2,000,000 or any multiple of $1,000,000 in excess thereof; (B) the requested Borrowing Date, which shall be a Business Day;
(C) the Interest Rate Type of Loans comprising the Borrowing;
and (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest
Period shall be three months.

           (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

           (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco, California time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent by wire transfer in accordance with written instructions provided to the Agent by the Company of like funds as received by the Agent.

           (d) After giving effect to any Borrowing, there may not be more than seven (7) different Interest Periods in effect.

     2.04  Conversion and Continuation Elections.

           (a) The Company may, upon irrevocable written notice to the Agent in accordance with Subsection 2.04(b): (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Interest Rate Type; or (ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day
(or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof); provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

           (b)    The Company shall deliver a Notice of
Conversion/ Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco, California time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying: (A) the proposed Conversion/ Continuation Date; (B) the aggregate amount of Loans to be converted or renewed; (C) the Interest Rate Type of Loans resulting from the proposed conversion or continuation; and (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

           (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

           (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

           (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

           (f) After giving effect to any conversion or continuation of Loans, there may not be more than seven (7) different Interest Periods in effect.

     2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $2,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Facility A Revolving Loans exceed the amount of the combined Facility A Revolving Commitment, then in effect, or (b) the Effective Amount of all Facility B Revolving Loans and L/C Obligations together would exceed the amount of the combined Facility B Revolving Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment, letter of credit and fronting fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.06 Optional Prepayments. Subject to Section 4.04, the Company may, at any time or from time to time, upon irrevocable notice to the Agent, not less than three (3) Business Days, for Offshore Rate Loans and one (1) Business Day for Base Rate Loans, ratably as to each Bank, prepay Loans in whole or in part, in minimum amounts of $2,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Interest Rate Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

     2.07 Borrowing Base Determinations, Mandatory Prepayments of Loans.

           (a) The Borrowing Base shall be determined monthly on the last day of each month until the Facility B Termination Date and shall be equal to the sum of (i) eighty percent (80%) of Eligible Refinery Hydrocarbon Inventory (except for Refined Products at the Company's and its Subsidiaries' service stations and travel centers), plus (ii) fifty percent (50%) of Eligible Refinery Hydrocarbon Inventory as Refined Products at the Company's and its Subsidiaries' service stations and travel centers, plus (iii) ninety percent (90%) of Eligible Accounts Receivable from Preferred Account Obligors plus (iv) eighty-five percent (85%) of Eligible Accounts Receivable from Account Obligors other than Preferred Eligible Account
Obligors.

           (b) If on any date the Effective Amount of all Facility B Revolving Loans and the Effective Amount of all L/C Obligations exceed the combined Facility B Commitments, the Company shall, and without notice or demand, prepay the outstanding principal amount of the Facility B Revolving Loans by an amount equal to the applicable excess ("Mandatory Prepayment"). Subject to Section 4.04, if on any date after giving effect to any Mandatory Prepayment made on such date pursuant to the preceding sentence the Effective Amount of all Facility B Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Facility B Commitments, the Company shall immediately Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount that the L/C Obligations exceed the Facility B Commitment.

     2.08  Repayment.

           (a) The Facility A Revolving Credit. The Company shall repay to the Banks the aggregate principal amount of Facility A Loans on the Facility A Termination Date.

           (b) The Facility B Revolving Credit. The Company shall repay to the Banks the aggregate principal amount of Facility B Loans outstanding on the Facility B Termination
Date.

           (c)    Interest.

                      (i)   Each Revolving Loan shall bear
interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the lesser of (a) Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Interest Rate Types of Loans under Section 2.04), plus the Applicable Margin, or (b) the maximum rate permitted by applicable usury laws now or hereafter enacted.

                      (ii)  Interest on each Revolving Loan
shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                      (iii) Notwithstanding subsection (a) of
this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum equal to the lesser of (x) the Highest Lawful Rate and (y) the Base Rate plus two percent (2%).

     2.09  Fees.  In addition to certain fees described in
Section 3.08:

           (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee
Letter") between the Company and the Arranger and Agent dated
September 11, 1995.

           (b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the percent per annum set forth in Schedule 2.02. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on December 31, 1995 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05 or Section 2.07, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

     2.10  Computation of Fees and Interest.

           (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

           (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

     2.11  Payments by the Company.

           (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco, California time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco, California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

           (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

           (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.12  Payments by the Banks to the Agent.

           (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

           (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                        ARTICLE III

                   THE LETTERS OF CREDIT

     3.01  The Letter of Credit Facility.

           (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business
Day during the period from the Closing Date to the Facility B Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with Subsections 3.02(c) and 3.02(e), and (B) to honor drafts under the Letters of Credit;
and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the
"Issuance Date") the Effective Amount of all L/C Obligations plus the Effective Amount of all Facility B Revolving Loans exceeds the combined Facility B Commitments. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace
Letters of Credit which have expired or which have been drawn upon and reimbursed.

           (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied; (iii) the expiry date of any requested Letter of Credit is (A) more than 360 days after the date of Issuance, unless the Issuing Bank and the Majority Banks have approved such expiry date in writing, or (B) after the Facility B Termination Date, unless all of the Banks have approved such expiry date in writing; (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;
(v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; (vi) any Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or (vii) if such Letter of Credit is issued to support workmen's compensation liabilities and the face amount is more than $1,000,000.

     3.02  Issuance, Amendment and Renewal of Letters of
Credit.

           (a) Each Letter of Credit shall be issued two (2) Business Days after receipt by the Issuing Bank (if received by the Issuing Bank no later than 10:00 a.m. Chicago time) of an irrevocable written request from the Company (with a copy sent by the Company to the Agent) or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank such matters as the Issuing Bank may require.

           (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if the Agent has not received such copy, the Issuing Bank will provide the Agent with a copy thereof.
Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under Subsection 3.01(b); or (B) that one or more conditions specified in
Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

           (c) From time to time while a Letter of Credit is outstanding and prior to the Facility B Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at or before 10:00 a.m. Chicago Time at least two
(2) Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion), amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, and made in such form as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

           (d) Upon receipt of notice from the Issuing Bank, the Agent will promptly notify the Banks of the Issuance of a Letter of Credit and any amendment thereto.

           (e) If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, the Issuing Bank shall be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal. The Issuing Bank shall not be obligated to allow such Letter of Credit to renew if the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit under the terms of this Agreement.

           (f) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Facility B Termination Date.

           (g) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

           (h) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.03  Existing Bank of America Letters of Credit, Risk
Participations, Drawings and Reimbursements.

           (a) On and after the Closing Date, the Existing BofA Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Subsections 3.08(a) and 3.08(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times
(ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Subsection 2.01(b) and Subsection 2.09(b), the Existing BofA Letters of Credit shall be deemed to utilize pro rata the Facility B Commitment of each Bank.

           (b) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro
Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Subsection 2.01(b), each Issuance of a Letter of Credit shall be deemed to utilize the Facility B Commitment of each Bank by an amount equal to the amount of such participation.

           (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank prior to 10:00 a.m. (Chicago, Illinois time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (Chicago, Illinois time) on the Honor Date, the Issuing
Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Facility B Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Facility B Commitment and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Bank or the Agent pursuant to this Subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

           (d) Each Bank shall upon any notice pursuant to Subsection 3.03(c) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to Subsection 3.03(e)) each be deemed to have made a Facility B Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco, California time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice to each Bank of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

           (e) With respect to any unreimbursed drawing that is not converted into Facility B Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in
Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to Subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

           (f) Each Bank's obligation in accordance with this Agreement to make the Facility B Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Facility B Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

     3.04  Repayment of Participations.

           (a) When the Agent receives (and only if the Agent receives), for the account of the Issuing Bank, immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

           (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.05  Role of the Issuing Bank.

           (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents, if any, expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

           (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

           (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence in failing to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft, certificate(s) and other documents, if any, strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing
Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Facility B Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;
(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents; (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction; (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding; (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     3.07 Cash Collateral Pledge. Upon (i) the request of the Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Facility B Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or
(ii) the occurrence of the circumstances described in Subsection 2.07(b) requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to the L/C Obligations.

     3.08  Letter of Credit Fees.

           (a) The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee with respect to the Letters of Credit equal to the per annum fee specified in Schedule 2.02 multiplied by the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Facility B Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Facility B Termination Date (or such later expiration date).

           (b) The Company shall pay to the Agent for the account of the Issuing Bank a letter of credit fronting fee (the "Fronting Fee") for each Letter of Credit Issued by the Issuing Bank equal to .125% per annum of the average daily maximum amount available to be drawn on the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter.

           (c) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

     3.09  Cash Collateralization.

           (a) If any Event of Default shall occur and be continuing, the Company agrees that it shall on the Business Day it receives notice from the Agent, acting upon instructions of the Majority Banks, deposit in an account (the "Cash Collateral Account") held by the Agent, for the benefit of the Banks, an amount in cash equal to the Letter of Credit Obligations as of such date. Such deposit shall be held by the Agent as collateral for the payment and performance of the Obligations. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Cash collateral shall be held in a blocked, non-interest bearing account held by the Agent or any Affiliate of the Agent upon such terms and in such type of account as customary at that depository institution. The Company shall pay any fees charged by such depository institution which fees are of the type customarily charged by such institution with respect to such accounts. Moneys in such account shall (i) be applied by the Agent to the payment of Letter of Credit Borrowings and interest thereon, (ii) be held for the satisfaction of the reimbursement obligations of the Company in respect of Letters of Credit, and (iii) if the maturity of the Loans has been accelerated, with the consent of the Majority Banks, be applied to satisfy the Obligations.

           (b) As security for the payment of all Obligations, the Company hereby grants, conveys, assigns, pledges, sets over and transfers to the Agent, and creates in the Agent's favor a Lien on, and security interest, in all money, instruments and securities at any time held in or acquired in connection with the Cash Collateral Account, together with all proceeds thereof. At any time and from time to time, upon the Agent's request, the Company promptly shall execute and deliver any and all such further instruments and documents as may be necessary, appropriate or desirable in the Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this Subsection 3.09(b) and of the rights and powers herein granted.

     3.10 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                       ARTICLE IV

          TAXES, YIELD PROTECTION AND ILLEGALITY

     4.01  Taxes.

           (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

           (b) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

           (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:
(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Company shall make such deductions and withholdings; (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

           (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

           (e) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then upon written request of the Company such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     4.02  Illegality.

           (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

           (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

           (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

           (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending
Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     4.03  Increased Costs and Reduction of Return.

           (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

           (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
(iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     4.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of: (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan; (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation (including by reason of the failure to satisfy any condition precedent thereto); (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06; (d) the prepayment (including pursuant to Section 2.07 or 2.08) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or (e) the automatic conversion under
Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under Subsection 4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     4.05 Inability to Determine Rates. If the Reference Bank determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to Subsection 2.10(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

     4.06 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     4.07 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 4.03, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Agent to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment but none of the Banks shall have any obligation to do so; or
(iii) designate a Replacement Bank satisfactory to Agent. Any such designation of a Replacement Bank under clause (i) or
(iii) shall be subject to the prior written consent of the Agent which consent shall not be unreasonably withheld.

     4.08 Survival. The agreements and obligations of the Company in this Article IV shall survive the payment of all other Obligations.


                        ARTICLE V

                   CONDITIONS PRECEDENT

     5.01 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension and the obligation of the Issuing Bank to issue the first Letter of Credit, hereunder is subject to the condition set forth in Section 5.01A and the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

           (a) Credit Agreement and Notes. This Agreement, the Notes, the Guaranties executed by each party thereto, and the initial Borrowing Base Report;

           (b) Regarding the Bloomfield Refinery. (i) A certificate signed by a Responsible Officer of the Company, in form and substance reasonably satisfactory to the Agent and each Bank representing and warranting that (A) under the Acquisition Agreement, each of the Sellers and San Juan have satisfied each of their respective Closing Obligations for the Acquisition or such conditions have been waived, save only for San Juan's obligation to deliver to Sellers the Preliminary Amount (as defined in the Purchase Agreement), (B) that San Juan has delivered by wire transfer to an account held by Company at BofA sufficient funds to pay the difference between the Preliminary Amount and the amount requested by the Company under the Notice of Borrowing for the Facility A Revolving Loan, and (C) wire instructions indicating where to send the full Preliminary Amount for the account of the Sellers; and
(ii) verbal confirmation from the Sellers that the Sellers are ready, willing and able to consummate the Bloomfield Acquisition upon receipt of the Preliminary Amount;

           (c) Certificate Regarding Existing Indebtedness. A certificate signed by a Responsible Officer of the Company, certifying that attached thereto is a true and correct copy of the Prudential Note Agreement and the Indenture;

           (d)    Resolutions; Incumbency Organization Documents.
(i) Resolutions of the board of directors of the Company and each Guarantor authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; (ii) Certificates of the Secretary or Assistant Secretary of the Company and each Guarantor certifying the names and true signatures of the officers or such Person authorized to execute, deliver and perform, as applicable, this Agreement, the Guaranty, and all other Loan Documents to be delivered by it hereunder; and (iii) Articles or certificates of incorporation and the bylaws of the Company and each Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the such Person as of the Closing Date;

           (e) Good Standing. A good standing certificate for the Company and each Guarantor from the state of incorporation and Arizona and New Mexico, evidencing qualification to do business as a foreign corporation as of a recent date;

           (f) Legal Opinions. Copies of (i) An opinion of Morgan Gust, counsel to the Company and addressed to the Agent and the Banks, substantially in the form of Exhibit "D"; and
(ii) a favorable opinion of Butler & Binion, L.L.P., special counsel to the Agent;

           (g) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses owed pursuant to this Agreement and the Fee Letter to the extent then due and payable on the Closing Date, together with Attorney Costs of the Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent); including any such costs, fees and expenses arising under or referenced in Sections 2.09 and 11.04;

           (h) Certificate (Representations and Warranties, Etc.). A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists or would result from the Credit Extension being made on the Closing Date; (iii) no litigation is pending or threatened against the Company or any Subsidiary in which there is a reasonable probability of an adverse decision which would result in a Material Adverse Effect; and (iv) there has occurred since June 30, 1995, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

           (i)    Intercreditor Agreement.  The Intercreditor
Agreement in the form required by Exhibit "E" to the Prudential
Note Agreement, duly executed by all parties thereto; and

           (j)    Other Documents.  Such other approvals,
opinions, documents or materials as the Agent or any Bank may request.

     5.01A  Closing Date.   It is a further condition to the
initial Credit Extension that the Closing Date occur no later than October 16, 1995.

     5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Revolving Loan to be made by it (including its initial Revolving Loan) or to continue or convert any Revolving Loan under Section 2.04 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

           (a) Notice, Application. The Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

           (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

           (c)    No Existing Default.  No Default or Event of
Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in
Section 5.02 are satisfied.


                        ARTICLE VI

              REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Agent and each Bank that:

     6.01 Corporate Existence and Power. The Company and each of its Material Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents; (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance in all material respects with all Requirements of Law; except, in each case referred to in clause (d), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is a party, have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of that Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Requirement of Law.

     6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Loan Document to which it is a party.

     6.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.05  Litigation.  Except as specifically disclosed in
Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:
(i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (ii) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the Acquisition, execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.06 No Default. No Default or Event of Default exists or would be reasonably expected to result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Material Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Subsection 9.01(e).

     6.07 ERISA Compliance. Except as specifically disclosed in Schedule 6.07:

           (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

           (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

           (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded
Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension
Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA
Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) or ERISA.

     6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans shall be used solely for the purposes set forth in and permitted by Section 7.13 and Section 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, or other sufficient title to all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     6.10 Taxes. The Company and its Subsidiaries have filed all Federal tax returns and reports required to be filed, and have paid all Federal taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. The Company and its Subsidiaries have filed all material state and other material non-Federal tax returns and reports required to be filed, and have paid all material state and other material non-Federal taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, except where failure to do so would not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, there is no proposed tax assessment against the Company or any Subsidiary that would, if made, reasonably be expected to have a Material Adverse Effect.

     6.11  Financial Condition.

          The unaudited consolidated financial statements of the Company and its Subsidiaries dated June 30, 1995, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby (subject to ordinary, good faith year-end adjustments); and (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof which are required to be disclosed pursuant to GAAP, including liabilities for taxes, material commitments and Contingent Obligations. Since June 30, 1995, through the Closing Date, there has been no Material Adverse Effect.

     6.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual
Obligation, or subject to any restriction in any Organization
Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

     6.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     6.16 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.16 hereto and has no material equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16.

     6.17  Insurance.  Except as specifically disclosed in
Schedule 6.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

     6.18 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), taken as whole, contains any untrue statement of a material fact known to the Company or omits any material fact known to the Company required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

      6.19  Solvency.  At the Closing Date, the Company and its
Subsidiaries, taken as a whole, and the Company, individually, and each of the Guarantors individually, is Solvent.

      6.20 Bloomfield Acquisition. As of the Closing Date, all shareholder approvals required for consummation of the Bloomfield Acquisition have been obtained, all lien releases and all third party approvals required for consummation of the Bloomfield Acquisition have been obtained, and all necessary material consents and approvals of and filings and registration with, and all other material actions in respect of, all Governmental Authorities required for consummation of the Bloomfield Acquisition have been obtained, given, filed or taken and are in full effect and all waiting periods relating thereto have expired without, in any such case, any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Bloomfield Acquisition pursuant to the Purchase Agreement. The Purchase Agreement has not been amended in any material respect, except as consented to by the Banks, as of the Closing Date. Upon the making of the initial Credit Extension hereunder, the Bloomfield Acquisition will have been consummated in accordance with the Purchase Agreement.


                      ARTICLE VII

                 AFFIRMATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     7.01 Financial Statements. The Company shall maintain for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP and deliver to the Agent, with sufficient copies for each Bank:

           (a) As soon as available, but not later than 90 days after the end of each fiscal year a copy of the annual audited consolidated financial statement of the Company as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and the Company's financial statement shall be accompanied by the opinion of a nationally recognized independent public accounting firm (the "Independent Auditor"), which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years; and

           (b) As soon as available, but not later than 45 days after the close of each of the first three quarterly periods each fiscal year, a copy of the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company.

     7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

           (a) As soon as available, but not later than 20 days after the close of each month until Facility B Termination
Date, a Borrowing Base Report in the form of Exhibit "H" hereto, certified by a Responsible Officer as fairly presenting the Eligible Refinery Hydrocarbon Inventory and Eligible
Accounts Receivable as of the last day of the immediately preceding month;

           (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

           (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and, promptly after the filing thereof, copies of all financial statements and regular, periodical or special reports
(including Forms 10K, 10Q and 8K) that the Company or any
Subsidiary may make to, or file with, the SEC;

           (d) promptly, copies of all annual Earnout Payment reports delivered by San Juan to the Sellers and any written objections thereto furnished by Sellers to San Juan under the Purchase Agreement; and

           (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

     7.03  Notices.  The Company shall promptly notify the
Agent:

           (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that would reasonably be expected to become a Default or Event of Default;

           (b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

           (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event: (i) an ERISA Event;
(ii) a material increase in the Unfunded Pension Liability of any Pension Plan; (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

           (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; and

           (e)    of the formation or acquisition of any Material
Subsidiary.

           Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     7.04  Preservation of Corporate Existence, Etc.  The
Company and each Material Subsidiary shall:

           (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

           (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

           (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and

           (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material
Adverse Effect.

     7.05 Maintenance of Property. The Company and each Material Subsidiary shall maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and to use the standard of care typical in the industry in the operation and maintenance of its facilities except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     7.06 Insurance. The Company and each Guarantor shall, and shall cause each of their Subsidiaries to, maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     7.07 Payment of Obligations. The Company and each Material Subsidiary shall pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company, such Guarantor or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     7.08 Compliance with Laws. The Company and each Guarantor shall, and shall cause each of their Subsidiaries to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except (x) such as may be contested in good faith or as to which a bona fide dispute may exist or (y) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law;
(b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     7.10 Inspection of Property and Books and Records. The Company and each Guarantor shall, and shall cause each of their Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Guarantor. The Company and each Guarantor shall, and shall cause each of their Subsidiaries to, permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     7.11 Environmental Laws. The Company and each Guarantor shall, and shall cause each of their Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     7.12 New Subsidiary Guarantors. If, at any time after the date of this Agreement, there exists any Subsidiary incorporated under the laws of any state in the United States of America with total assets with a book value of $2,000,000 or more, then the Company shall cause each such Subsidiary to do the following: (i) execute and deliver a Guaranty to the Agent substantially in the form of Exhibit "D" hereto and (ii) furnish the Agent with a written opinion of counsel for each such Subsidiary Guarantor in substantially the form set forth in Exhibit "G"; in each case with such revisions as may be reasonably requested by the Agent or the Banks.

     7.13 Use of Proceeds. The Company shall use the proceeds of the Facility A Revolving Loan to (a) make a capital contribution or loan to San Juan to be used to finance the purchase of assets pursuant to the Bloomfield Acquisition, and
(b) to make capital contributions and loans to the Guarantors for general corporate purposes, provided, however, that the Facility A Revolving Loan shall not be used for working capital expenditures unless all Banks consent. The Company shall use the proceeds of the Facility B Revolving Loan to make capital contributions and loans to the Guarantors for working capital expenditures, and for issuance of standby letters of credit pursuant to Article III hereof in the ordinary course of business.


                      ARTICLE VIII

                   NEGATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     8.01 Limitation on Liens. Each of the Company and each Guarantor agrees that it shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

           (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule
8.01 securing Indebtedness outstanding on such date;

           (b)    any Lien created under any Loan Document;

           (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07;

           (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

           (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

           (f) Liens on the property of the Company, the Guarantor or any Subsidiary of such Person securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

           (g) easements, rights-of-way, restrictions, defects or other exceptions to title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

           (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company, (ii) the Company
(or applicable Subsidiary) maintains (subject to such right of set off) dominium and control over such account(s), and (iii) such deposit account is not intended by the Company, any Guarantor or any Subsidiary to provide cash collateral to the depository institution;

           (i) Liens on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property after the date hereof; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests, together with all other Indebtedness securing Liens permitted under Subsection 8.01(j) below, shall not exceed $5,000,000 in the aggregate at any time outstanding; and

           (j)    Any Liens not otherwise described in Subsection
8.01(a) through (h) above, provided that the Indebtedness and other obligations secured by such Liens, together with all other Indebtedness securing Liens permitted under Subsection
8.01(i), shall not at any time exceed $5,000,000 in the aggregate at any time outstanding.

     8.02  Disposition of Assets.  The Company and the
Guarantors shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) (collectively, "Dispositions") any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

           (a) Dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

           (b) The sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

           (c) Dispositions of assets by the Company or any Subsidiary to the Company or any Subsidiary;

           (d)    Dispositions permitted pursuant to Section 8.03;

           (e) Dispositions of Exploration and Production Assets by the Company or any Subsidiary, which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid principally in cash, and (iii) to the extent net proceeds from such Dispositions exceed $2 million in the aggregate in any fiscal year, such net proceeds must be used either (x) by the Company or a Subsidiary within six (6) months from the date of such Disposition to acquire assets used in a Permitted Business or (y) by the Company to repay the Loans or the Loan and the Prudential Notes pro rata in proportion to the principal amount of the Loans and the Prudential Notes then outstanding; and such prepayment of the Loans shall result in a corresponding permanent reduction in the Commitments first to reduce the Facility A Commitment and the remainder, if any, to reduce the Facility B Commitment as provided in Section 2.05 and Section 2.07(b); and

           (f) Dispositions of assets (other than Dispositions of Exploration and Production Assets, the net proceeds of which were used for the purposes specified in Subsection
8.02(e)(iii)) not otherwise permitted hereunder which are made for fair market value, provided, that (i) at the time of any such Disposition, no Event of Default shall exist or shall result from such Disposition, (ii) with respect to Dispositions of such assets by the Company and its Subsidiaries in any fiscal year, the aggregate book value of such assets shall not exceed in any fiscal year the aggregate amount of $5,000,000.

     8.03 Consolidations and Mergers. The Company and the Material Subsidiaries shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

           (a) The Company may merge with any Person not otherwise permitted under Subsection 8.03(b) below, provided that there is no Change in Control as a result of the merger and the surviving Person continues to meet all financial covenants herein for the Company and agrees to be bound by the terms of the Agreement and assumes in writing all Obligations;

           (b) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

           (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or a Wholly-Owned Subsidiary.

     8.04 Loans and Investments. The Company and each of the Guarantors agrees that it shall not purchase or acquire, or permit any of their respective Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

           (a)    investments in Cash Equivalents;

           (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

           (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned
Subsidiaries to the Company or another of its Wholly-Owned
Subsidiaries;

           (d) investments incurred in order to consummate Acquisitions, provided that (i) such Acquisitions are undertaken in accordance with all applicable Requirements of Law; (ii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; and (iii) no Default or Event of Default shall have occurred either prior to or subsequent to such Acquisition; and

           (e) investments by the Company and its Subsidiaries not otherwise permitted in Subsections 8.04(a) through (d), which do not exceed $2.5 million in the aggregate at any time outstanding.

     8.05 Limitation on Subsidiary Indebtedness. Neither the Guarantors nor any other Subsidiary of the Company or any Guarantor shall create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

           (a)    Indebtedness incurred pursuant to this
Agreement;

           (b)    Indebtedness consisting of Contingent
Obligations permitted pursuant to Section 8.08; and

           (c) Indebtedness existing on the Closing Date and set forth in Schedule 8.05.

     8.06 Transactions with Affiliates. The Company and each of the Guarantors agrees that it shall not, and shall not permit any of their respective Subsidiaries to, enter into any transaction with or make any payment or transfer to any Affiliate of the Company, except in the ordinary course of business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

     8.07  Use of Proceeds.

           (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to
Section 13 or 14 of the Exchange Act.

           (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit
(i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ' 24, Seventh), as amended.

     8.08 Contingent Obligations. Each of the Company and each Guarantor agrees that it shall not, and shall not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

           (a) endorsements for collection or deposit in the ordinary course of business;

           (b) Swap Contracts entered into in the ordinary course of business;

           (c) guarantees by the Company or any Subsidiary guaranteeing obligations (other than obligations for money borrowed) of any Consolidated Subsidiary in the ordinary course of business and guarantees by any Guarantor guaranteeing obligations of the Company provided that such obligations are permitted under this Agreement;

           (d) obligations under the Earnout (as defined in the Purchase Agreement) and the Company's obligations pursuant to the Guarantee and Agreement executed by the Company pursuant to the Purchase Agreement;

           (e) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in
Schedule 8.08;

           (f) obligations under bid bonds, performance bonds and fidelity bonds issued for the account of the Company or its Subsidiaries, obligations to indemnify or make whole any surety and similar agreements incurred in the ordinary course of business;

           (g)    this Agreement and the Guaranties.

     8.09 Restricted Payments. Each of the Company and each Guarantor agrees that it shall not, and shall not permit any of their respective Subsidiaries to purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (collectively "Restricted Payments"); provided that immediately prior to and after giving effect to any of the following described payments, there exists no Default or Event of Default, the Company and any Subsidiary may:

           (a)    any Subsidiary may declare and make Restricted
Payments to the Company or any Wholly-Owned Subsidiary;

           (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

           (c) purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash solely out of net income of the Company and its Subsidiaries to the extent approved by resolution of its Board of Director's passed on or before July 31, 1995.

     8.10 Subsidiary Dividends. Each of the Company and each Guarantor agrees that it will not, and it will not permit any of their Subsidiaries to, be a party to or enter into any agreement, instrument or other document which prohibits or restricts in any way, or to otherwise, directly or indirectly, create or cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions in respect of its capital stock or any other equity interest or participation in any Subsidiary or pay or repay any Indebtedness owed to the Company or any Subsidiary,
(ii) make loans or advances to the Company or (iii) transfer any of its properties or assets to the Company or any Subsidiary (subject to the rights of any holder of a Lien on any such properties or assets which Lien is a Permitted Lien).

     8.11 Senior Subordinated Notes. The Company shall not, and shall not permit any Subsidiary to: (i) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of the NBD Bank Indenture, the NBD Subordinated Notes or the Guarantees executed in connection therewith, other than (A) any such amendment or modification which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date of payment of interest thereon, (B) amendments pursuant to Section 9.01(1) and (2) of the NBD Indenture and
(C) such other amendments and modifications acceptable to the Majority Banks; or (ii) make any payments to the holders of the Subordinated Notes or to any trustee acting under the Indentures which is prohibited by the Indentures or (iii) make any prepayment or redeem in whole or in part the Subordinated Notes.

     8.12 Minimum Consolidated Net Worth. From and after the Closing Date, the Company will maintain at all times Consolidated Net Worth in an amount not less than the sum of
(i) $95,000,000, plus (ii) 50% of Consolidated Net Income computed on a cumulative basis for the period beginning June 30, 1995 and ending on the date of determination (provided that no negative adjustment will be made in the event that Consolidated Net Income is a deficit figure for such period), plus (iii) 100% of the aggregate amount of the net assets (cash or otherwise) received by the Company from the issuance of any class of capital stock after June 30, 1995, less (iv) any allowance for non-cash write-downs, provided that such allowance on a cumulative basis shall not exceed $10,000,000.

     8.13 Fixed Charge Coverage Ratio. The Company shall not permit (as of the end of any fiscal quarter) the ratio of (i) Consolidated EBITDA less Non-Discretionary Capital Expenditures to (ii) Consolidated Interest Expense for any period of four consecutive fiscal quarters to be less than 2.5 to 1.0.

     8.14  Capitalization Ratio.  From and after the Closing
Date the Company shall not permit the Capitalization Ratio to be greater than 65% through June 30, 1997, and thereafter no greater than 62.5%.

     8.15 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount which could have a Material Adverse Effect; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     8.16 Change in Business. The Company shall not, and shall not permit any Subsidiary to, engage in any business or activity other than the Principal Business.

     8.17 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.


                       ARTICLE IX

                   EVENTS OF DEFAULT

     9.01 Event of Default. Any of the following shall constitute an "Event of Default":

           (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within two (2) Business Days after the same becomes due, any L/C Obligation or any interest, fee or other amount payable hereunder or under any other Loan Document; or

           (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

           (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of
Section 7.03(a) or in Article VIII except for such Liens under
Section 8.01 other than arising by consensual action of the Company or any of its Subsidiaries; or

           (d) Other Defaults. The Company or any Subsidiary fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such default or
(ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

           (e)    Cross-Default.  The Company or any Subsidiary
(i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (iii) any Indebtedness or Contingent Obligations of the Company or any Subsidiary in excess of $3,000,000 shall be declared due and payable prior to its stated maturity or cash collateral is demanded in respect of such Contingent Obligations; or

           (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

           (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

           (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or a Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $3,000,000 and such amount is not paid when due; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans is in an aggregate amount which would reasonably be expected to cause a Material Adverse Effect; or

           (i)    Monetary Judgments.  One or more
non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $3,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

           (j)    Change of Control.  There occurs any Change of
Control; or

           (k) Loss of Permit. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Material Subsidiary, or the Company or any Material Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Material Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

           (l)    Adverse Change.  There occurs a Material Adverse
Effect; or

           (m) Guaranty Default. A Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or such Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to such Guarantor; or

           (n) Invalidity of Subordination Provisions. The subordination provisions of the Indenture or Subordinated Notes or any agreement or instrument governing the Senior Subordinated Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, NBD Bank, National Association, as Trustee any successor trustee thereto or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or the Indenture or such subordination provisions; or

           (o)    Prepayment of Subordinated Notes.  If the
Company or any Subsidiary is required for any reason to prepay, redeem or purchase in whole or in part any of the Subordinated
Notes during the term of this Agreement.

     9.02 Remedies. If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

           (a)    declare the commitment of each Bank to make
Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such Commitments shall be terminated;

           (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company;

           (c)    require cash collateral as set forth in Section
3.09; and

           (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and (y) cash collateral as set forth in Section 3.09 shall automatically be due and payable, in each case without further act of the Agent, the Issuing Bank or any Bank and without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company.

     9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                        ARTICLE X

                        THE AGENT

     10.01  Appointment and Authorization.

           (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

           (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness (other than such Agent-Related Person's own due execution and delivery), genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder.
No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     10.04  Reliance by Agent.

           (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

           (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has made available to the Agent its Pro Rata Share of the initial Credit Extension or subsequent Credit Extension, as the case may be, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank as a condition precedent to such initial Credit Extension or subsequent Credit Extension, as applicable.

     10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. Subject to Subsection 10.04(a), the Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     10.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, each Agent-Related Person from and against any and all Indemnified Liabilities INCLUDING SUCH INDEMNIFIED LIABILITIES AS MAY ARISE OR BE CAUSED BY THE NEGLIGENCE, SOLE, JOINT, CONCURRENT, COMPARATIVE OR OTHERWISE OF SUCH AGENT-RELATED PERSONS; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent the same arise from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     10.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent-Related Persons shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent.

     10.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, for so long as Bank of America Illinois or BofA (referred to interchangeably as "Bank of America" in this sentence) is the Issuing Bank, then Bank of America may not be removed as the Agent at the request of the Majority Banks unless Bank of America shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

     10.10  Withholding Tax.

           (a)    If any Bank is a "foreign corporation,
partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

             (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

             (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

             (iii)     such other form or forms as may be
required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

           (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

           (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

           (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

           (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney
Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                       ARTICLE XI

                     MISCELLANEOUS

     11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

           (a)    increase or extend the Commitment of any Bank
(or reinstate any Commitment terminated pursuant to Section
9.02;

           (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

           (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

           (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

           (e) amend this Section, or Section 2.13 or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and
(iii) the Fee Letters may be amended, or rights or privileges thereunder waived, only in a writing executed by the parties thereto.

     11.02  Notices.

           (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

           (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

           (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The
Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice.
The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.04  Costs and Expenses.  The Company shall:

           (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent, and the Issuing Bank within five Business Days after demand (subject to subsection 5.01(g)) for all reasonable costs and expenses incurred by the Agent and the Issuing Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Agent and the Issuing Bank with respect thereto; and

           (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 5.01(g)) for all costs and expenses (including Attorney Costs) incurred by each of them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     11.05 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities") WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARISE OUT OF OR AS A RESULT OF ANY INDEMNIFIED PARTIES NEGLIGENCE IN WHOLE OR IN PART, INCLUDING, WITHOUT LIMITATION, THOSE CLAIMS WHICH RESULT FROM THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PARTY, OR ANY ONE OR MORE OF THEM; provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent same arise from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     11.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     11.07 Successors and Assigns. Except for all provisions in Section 11.08, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     11.08  Assignments, Participations, etc.

           (a) Any Bank (including the Issuing Bank) may, with the prior written consent of the Company (at all times other than during the existence of an Event of Default) which consent of the Company shall not be unreasonably withheld and written consent of the Agent, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by the Bank to an Eligible
Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until
(i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit "E"
("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.00.

           (b) From and after the date that the Agent notifies the assignor Bank that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

           (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with Subsection 11.08(a)) the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

           (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, the originating Bank shall remain a Bank for all purposes hereof and the other Loan Documents to which such originating Bank is a party, and the Participant may not become a Bank for purposes hereof or for any other of the Loan Documents, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents (the Participant's rights against the granting Bank in respect of such participation being those set forth in the agreement creating or evidencing such participation with such Bank), and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

           (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any of its Subsidiaries, or by the Agent on such Company's or Subsidiary's behalf, under or in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information
(A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Banks hereunder, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

           (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR '203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     11.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.10 Interest. (a) It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement, the Notes or such other Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws, if any, which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by the Notes or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by the Agents or the Banks or any other person to any Borrower or any other person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither any Borrower nor any other person or entity now or hereafter liable for the payment of the Notes shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Notes or, if the Notes have been or would be paid in full, refunded to the applicable Borrower, and (iv) the provisions of this Agreement, the Notes and the other Loan Documents securing the payment hereof and otherwise relating hereto, and any communication to any Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, taken, reserved, or received in connection with the Notes or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Notes, the Loans or any other Loan Document.

           (b) Tex. Rev. Civ. Stat. Ann art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) shall not apply to any Loans.

           (c) To the extent that the interest rate laws of the State of Texas are applicable to the Loans, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Article 5069-1.04(a)(1) of the Texas Revised Civil Statutes, as amended.

     11.11 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law, the Company agrees that in the event a payment shall be made by any Guarantor under a Guaranty in respect of a Loan to the Company, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment subject to the provisions of the Guaranty executed by such Guarantor. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under this Section 11.11 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Obligations, and no payments may be made in respect of such rights of indemnity, contribution or subrogation until all the Obligations have been paid in full, all Commitments have expired and all Letters of Credit have expired. No failure on the part of a Borrower to make the payments required by this Section (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to any Guaranty, and each Guarantor shall remain liable for the full amount of the obligation of such Guarantor under each such Guaranty in accordance therewith.

     11.12 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Bank, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA, after giving reasonable prior notice to the Company, to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

     11.13 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     11.14 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.15 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.16 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     11.17  Governing Law.

           (a)    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
TEXAS AND APPLICABLE FEDERAL LAW; AND THE AGENT AND THE BANKS
SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

           (b) THE COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO
THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE
PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SCHEDULE 11.02.
SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK
TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     11.18 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER
WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH,
REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT
BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR
SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Houston, Texas by their proper and duly authorized officers as of the day and year first above written.


                   GIANT INDUSTRIES, INC., as Borrower

                   By: /s/ A. WAYNE DAVENPORT
                      -----------------------------------------
                   Name:  A. Wayne Davenport
                        ---------------------------------------
                   Title:  Vice President
                         --------------------------------------

                   GIANT INDUSTRIES ARIZONA, INC., as Guarantor

                   By: /s/ A. WAYNE DAVENPORT
                      -----------------------------------------
                   Name:  A. Wayne Davenport
                        ---------------------------------------
                   Title:  Vice President
                         --------------------------------------

                   GIANT EXPLORATION & PRODUCTION COMPANY, as
                   Guarantor

                   By: /s/ A. WAYNE DAVENPORT
                      -----------------------------------------
                   Name:  A. Wayne Davenport
                        ---------------------------------------
                   Title:  Vice President
                         --------------------------------------

                   GIANT FOUR CORNERS, INC., as Guarantor

                   By: /s/ A. WAYNE DAVENPORT
                      -----------------------------------------
                   Name:  A. Wayne Davenport
                        ---------------------------------------
                   Title:  Vice President
                         --------------------------------------

                   SAN JUAN REFINING COMPANY, as Guarantor

                   By: /s/ A. WAYNE DAVENPORT
                      -----------------------------------------
                   Name:  A. Wayne Davenport
                        ---------------------------------------
                   Title:  Vice President
                         --------------------------------------

                   CINIZA PRODUCTION COMPANY, as Guarantor

                   By: /s/ A. WAYNE DAVENPORT
                      -----------------------------------------
                   Name:  A. Wayne Davenport
                        ---------------------------------------
                   Title:  Vice President
                         --------------------------------------

                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                   ASSOCIATION, as Agent

                   By: /s/ FRANK H. WOO
                      -----------------------------------------
                   Name: Frank H. Woo
                        ---------------------------------------
                   Title:  Vice President
                         --------------------------------------

                   BANK OF AMERICA ILLINOIS, as a
                   Bank and as Issuing Bank

                   By: /s/ C. PAIGE DIMAGGIO
                      _________________________________________
                      C. Paige DiMaggio
                      Vice President

                     SCHEDULE 1.01

              PREFERRED ACCOUNT OBLIGORS


        Amoco Corporation
        BP Oil Company
        Chevron USA Inc.
        Conoco Inc.
        Exxon Company USA
        Koch Industries Inc.
        Mobil Oil Corporation
        Shell Oil Company
        Texaco Trading & Transportation Inc.
        Texaco USA Inc.

                      SCHEDULE 2.01

                       COMMITMENTS
                   AND PRO RATA SHARES



                                                   Pro Rata
         Bank                 Commitment               Share
------------------------   --------------------------------
Bank of America Illinois   Facility A:  $30,000,000  100%

                           Facility B:  $40,000,000  100%


        TOTAL                              $70,000,000    100%

                      SCHEDULE 2.02

                      Pricing Chart
         (Expressed in basis points per annum)

Pricing Level             Level I    Level II    Level III
-------------             -------    --------    ---------
Offshore Rate Margin        75.0       112.5       137.5
Base Rate Margin               0           0           0
Letter of Credit Fee        62.5       100.0       125.0
Commitment Fee              27.5        32.5        42.5


Level I shall apply if the Company's Index Debt Rating is BBB-or better by S & P or Baa3 or better by Moody's. Level II shall apply if the Company's Index Debt Rating is BB- or better (but less than BBB-) by S & P or Ba3 or better (but less than Baa3) by Moody's. Level III shall apply if the Company's Index Debt Rating is lower than BB- by S & P and lower than Ba3 by Moody's. Each adjustment of the Applicable Margin, the Letter of Credit Fees and Commitment Fee shall be made by the Agent and shall be effective as of the date the changed rating is effective (the "Adjustment Date"). The Agent shall not be deemed to have notice of any change in the Index Debt Rating unless it receives notice from the Company or a Bank of such rating. Such adjusted rate shall be effective as of the Adjustment Date, except that with respect to all Loans made prior to the Adjustment Date, the adjusted Applicable Margin shall apply as of the first day of the Interest Period next following the Adjustment Date.

                        SCHEDULE 3.03

                   EXISTING BANK OF AMERICA
                       LETTERS OF CREDIT


Letters of Credit Issued by Bank of America National Trust and
Savings Association

                              Outstanding
      L/C No.                    Amount
      -------                 -----------

1.    0221968                $  216,900.00
2.    0221969                     6,000.00
3.    0221970                    48,500.00
4.    0221971                   250,000.00
5.    0221973                   140,000.00
6.    0222419                    28,000.00
7.    0222564                   400,000.00
8.    LASB #225605               85,000.00
                             -------------
             Total:          $1,174,400.00
                             =============

Letter of Credit Issued by Bank of America Illinois.
                              Outstanding
      L/C No.                    Amount
      -------                 -----------

1.    C7262813               $15,300,000.00

                 SCHEDULE 6.05

This Schedule 6.05 hereby incorporates by reference all actions, suits, proceedings, claims or disputes pending, threatened or contemplated against the Company, or any subsidiary, or any of their respective properties, contained in any Forms 10-K for the year ended December
31, 1994 or Forms 10-Q for the quarters ended March 30,
1995 and June 30, 1995 filed by the Company with the Securities and Exchange Commission.

                 SCHEDULE 6.07


   ERISA COMPLIANCE AS OF SEPTEMBER 30, 1995


         Exceptions       -       None

                 SCHEDULE 6.11

  MATERIAL INDEBTEDNESS AND OTHER LIABILITIES
             DIRECT OR CONTINGENT
   NOT SPECIFICALLY DISCLOSED IN ANNUAL 10K


                     None

                 SCHEDULE 6.12

     1.     Environmental matters identified in Giant's
Form 10-K for the year ended December 31, 1994 and Form
10-Q for the quarters ended March 30, 1995 and June 30,
1995 filings with the United States Securities and Exchange Commission.

     2.     As has been disclosed to the
Bank, contamination is present in the soil and groundwater at the Bloomfield Refinery (as used herein, the term
"Bloomfield Refinery" includes property related to refinery operations that is owned by Bloomfield Refining
Company ("BRC") and/or by Gary-Williams Energy
Corporation ("GWEC")). Contamination originating at the refinery goes past the boundaries of the refinery.
Bloomfield Refining Company ("BRC") is in the process of requesting approval from the United States Environmental
Protection Agency ("EPA") to implement a corrective measures program to address certain refinery contamination in accordance with a 1992 agreement between
EPA and BRC. Giant (as used herein, the term "Giant" means Giant Industries, Inc. and any company affiliated with Giant, both individually and collectively) will assume part or all of BRC's obligations under this agreement. Additionally, private parties, EPA, and other governmental entities may assert claims against Giant after the purchase of the refinery for property damage, personal injury, and other damages allegedly arising out of contamination that originated at the refinery.

     3. BRC and GWEC have identified environmental matters relating to assets to be purchased by Giant in a writing, dated August 8, 1995, captioned "Environmental
Disclosure." This document was provided to Giant in connection with the Purchase and Sale Agreement between BRC, GWEC and Giant.

               SCHEDULE 6.16(a)

            GIANT INDUSTRIES, INC.
       & AFFILIATES CORPORATE STRUCTURE


Giant Industries, Inc.
(a Delaware corporation)

     Giant Exploration & Production Company
     (formerly Hixon Development Company)
     (a Texas corporation)

     Giant Industries Arizona, Inc.
     (formerly Giant Industries, Inc.)
     (an Arizona corporation)

          Ciniza Production Company
          (a New Mexico corporation)

          Giant Stop-N-Go of New Mexico, Inc.
          (a New Mexico corporation)

          Giant Four Corners, Inc.
          (an Arizona corporation)

          Giant Mid-Continent, Inc.
          (an Arizona corporation)

          San Juan Refining Company
          (a New Mexico corporation)

               SCHEDULE 6.16(b)

     The Company and its Subsidiaries invest in several minor oil and gas partnerships, drilling ventures and similar arrangements in the ordinary course of business.

                SCHEDULE 6.17

     UNINSURED PROPERTIES OF THE COMPANY
             AND ITS SUBSIDIARIES

                     None

                   SCHEDULE 8.01

               LIENS REMAINING AS OF
                 SEPTEMBER 30, 1995



Metlife Capital Corporation   -  Seven Service Stations

Metlife Capital Corporation   -  Corporate Airplane

Prudential Insurance Company
of America and Pruco Life
Insurance Company             -  Covenant to secure note
                                 equally

Miscellaneous Liens,
including capitalized leases
on trucks and trailers with
an aggregate value not
exceeding $1,500,000          -  Various

                SCHEDULE 8.05

                 SCHEDULE OF
           EXISTING INDEBTEDNESS
          AS OF SEPTEMBER 30, 1995


Prudential            8,750,000
Met Life              3,768,927
Sandia                1,945,053
C. Acridge            1,299,433
Miscellaneous           500,000  (estimate)
                    -----------
TOTAL               $16,263,413
                    ===========

                   SCHEDULE 8.08

     This Schedule hereby incorporates by reference all Contingent Obligations pending, threatened or contemplated against the Company, or any subsidiary, or any of their respective properties, contained in Forms
10-K for the year ended December 31, 1994 or Forms 10-Q for the quarters ended March 30, 1995 and June 30, 1995 filed by the Company with the Securities and Exchange
Commission.

     In addition to those items disclosed above, the following is a list of certain Contingent Obligations.

     Giant Industries, Inc., as Issuer, and all
Subsidiaries, as Guarantors, of the $100,000,000 9.75%
Senior Subordinated Notes Due 2003, Indenture dated as of November 29, 1993.

     Giant Industries Arizona, Inc. as Borrower, Giant
Industries, Inc. and Subsidiaries as Guarantors of the $20,000,000, 10.91% Senior Notes Due March 31, 1999,
Note Agreement dated as of September 30, 1993, with The
Prudential Insurance Company of America and Pruco Life
Insurance Company.

     Giant Industries Arizona, Inc. as Buyer and New
Bank of New England N.A., Den Norske Bank,
Kansallis-Osake-Pankki, and Portales Energy Company,
Inc. as sellers of the Portales Ethanol Facility pursuant to the Purchase and Sale Agreement Dated May 7, 1991.
Within 90 days following the end of each twelve-month period (an "Operating Year") commencing with the Closing
Date and ending with the Operating Year ending five years from the Closing Date, the Sellers shall be entitled to receive a payment ("Contingent Payment") equal to the EBIT Percentage for such Operating Year, provided that in no event shall the Contingent Payment exceed the sum of $900,000 per Operating Year.

                      SCHEDULE 11.02


          OFFSHORE AND DOMESTIC LENDING OFFICES,
                   ADDRESSES FOR NOTICES


GIANT INDUSTRIES, INC.

Giant Industries, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona  85255-3465
Attention:  President
Telephone:  (602) 585-8888
Facsimile:  (602) 585-8893

GUARANTORS

Giant Industries Arizona, Inc.
Giant Four Corners, Inc.
Ciniza Production Company
San Juan Refining Company
Giant Exploration & Production Company
c/o Giant Industries, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona  85255-3465
Attention:  President
Telephone:  (602) 585-8888
Facsimile:  (602) 585-8893

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Agent's Payment office:

Bank of America-San Francisco
F/O:  Agency Mgmt. Svcs. 5596
ABA No.:  1210-0035-8
Acct. No.:  12334-14782
Ref:  Giant Industries, Inc.

Bank of America National Trust
and Savings Association
Global Agency #5596
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  Frank H. Woo
Telephone: (415) 622-6614
Facsimile:  (415) 622-4894


BANK OF AMERICA ILLINOIS,
  as a Bank

Address of Lending Offices:

Domestic and Eurodollar Lending Office:

Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Ida Rubens
Telephone:  (312) 828-5239
Facsimile:   (312) 987-5614

Address for Notices (other than Borrowing
Notices and Notices of Conversion/
Continuation):

Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Ida Rubens
Telephone:  (312) 828-5239
Facsimile:   (312) 987-5614

With a copy to:

Paula Mitchell
Bank of America
Three Allen Center
333 Clay Street, Suite 4550
Houston, Texas 77002-4103
Telephone:  (713) 651-4880
Facsimile:   (713) 651-4841


BANK OF AMERICA ILLINOIS,
as Issuing Bank

Address for Notices:

231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Ida Rubens
Telephone:  (312) 828-5239
Facsimile:   (312) 987-5614

With a copy to:

Paula Mitchell
Bank of America
Three Allen Center
333 Clay Street, Suite 4550
Houston, Texas 77002-4103
Telephone:  (713) 651-4880
Facsimile:   (713) 651-4841

                   EXHIBIT "A"

           FORM OF NOTICE OF BORROWING

                             Date:__________________


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent") for the Banks (as herein defined) from time to time party to the Credit Agreement, dated as of October 4, 1995 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), among GIANT INDUSTRIES, INC., a Delaware corporation
("Company"), the Guarantors (as defined in the Credit
Agreement) party thereto, the several financial institutions from time to time party thereto (the
"Banks"), the Agent and BANK OF AMERICA ILLINOIS, as letter of credit issuing bank and a Bank.

Ladies and Gentlemen:

     The undersigned GIANT INDUSTRIES, INC. (the
"Company") hereby refers to the Credit Agreement and hereby gives you notice irrevocably, pursuant to Section
2,03 of the Credit Agreement, of the Borrowing(s) specified below:

A.  FACILITY A REVOLVING LOAN:

    1.  Aggregate Total Amount: $__________

    2.  Revolving Loan advance date: _________, 199_.

    3. Requested Loan Type and applicable Dollar amount:

        RATE SELECTION

        (a) Base Rate Loan for $__________.

        (b) Offshore Rate Loan with Interest Period of:

            (i)   one month for    $__________
            (ii)  two months for   $__________
            (iii) three months for $__________
            (iv)  six months for   $__________

B.  FACILITY B REVOLVING LOAN:

    1.  Aggregate Total Amount: $__________

    2.  Revolving Loan advance date: _________, 199_.

    3. Requested Loan Type and applicable Dollar amount:

        RATE SELECTION

        (a) Base Rate Loan for $__________.

        (b) Offshore Rate Loan with Interest Period of:

            (i)   one month for    $__________
            (ii)  two months for   $__________
            (iii) three months for $__________
            (iv)  six months for   $__________

C. The Borrowing(s) herein requested are to be received in immediately available funds on _________, ____________, 199_, in the following account:

     Bank Name:________________________
     ABA Number:_______________________
     Account Title:____________________
     Account Number:___________________

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing(s), before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) the representations and warranties of the undersigned contained in Article VI of the Credit
Agreement are true and correct in all material respects as though made on and as of the date hereof and the date of the proposed Borrowing(s) (except such representations and warranties which expressly refer to an earlier date, which are true and correct in all material respects as of such earlier date); and

          (b)  no Default or Event of Default has
occurred and is continuing, or would result from such proposed Borrowing(s); and

          (c)  the aggregate outstanding principal
amount of all Loans does not exceed the Commitments; and

          (d)  the aggregate outstanding principal
amount of all Facility A Revolving Loans does not exceed the Facility A Commitment; and

          (e)  the aggregate outstanding principal
amount of all Facility B Revolving Loans does not exceed the Facility B Commitment.

     The Company agrees that if prior to the time of the making of the Loans requested hereby any matter certified to by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

CLOSING DATE ONLY:

     The proceeds of the Revolving Loan(s) which are the subject of this Notice of Borrowing will be used for _______________________________________].

     Capitalized terms used herein without definition have the meanings assigned to them in the Credit
Agreement.

               GIANT INDUSTRIES, INC.

               By:_______________________
               Name:
               Title:

                 EXHIBIT "B"

              FORM OF NOTICE OF
           CONVERSION/CONTINUATION

                                  Date:_______________

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent") for the Banks (as herein defined) from time to time party to the Credit Agreement, dated as of October 4, 1995 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), among GIANT INDUSTRIES, INC., a Delaware corporation
("Company"), the Guarantors (as defined in the Credit
Agreement) party thereto, the several financial institutions from time to time party thereto (the
"Banks"), the Agent and BANK OF AMERICA ILLINOIS, as letter of credit issuing bank and a Bank.

Ladies and Gentlemen:

      The undersigned GIANT INDUSTRIES, INC. (the
"Company") hereby refers to the Credit Agreement and hereby gives you notice irrevocably, pursuant to Section
2.04 of the Credit Agreement, of the conversion or continuation of the Loan specified below:

A.  FACILITY A REVOLVING LOAN:

1.  Loan to be converted or continued:

    (1)  Amount: $__________

    (2)  Loan Date: __________, 199__

    (3)  Existing Loan Type:      CHECK APPLICABLE BLANK

         (a)  Base Rate                  _______

         (b)  Offshore Rate with an
              Interest Period of:

              (i)   one month            _______
              (ii)  two months           _______
              (iii) three months         _______
              (iv)  six months           _______

    (4)  Date Loan matures: ___________, 199__

2.  Proposed conversion or continuation date:
    __________, 199__ (the "Continuation/Conversion
    Date").

3. Loan described in (A) above is to be converted or continued as follows:

    (1)  Amount: $__________

    (2)  Loan Date: __________, 199__

    (3) Requested Loan Type and applicable Dollar amount:

         (a)  Base Rate for $____________

         (b)  Offshore Rate with an Interest Period of:

              (i)   one month            _______
              (ii)  two months           _______
              (iii) three months         _______
              (iv)  six months           _______

(B) FACILITY B REVOLVING LOAN:

1.  Loan to be converted or continued:

    (1)  Amount: $__________

    (2)  Loan Date:____________, 199__

    (3)  Existing Loan Type:     CHECK APPLICABLE BLANK

         (a)  Base Rate                  _______

         (b)  Offshore Rate with an
              Interest Period of:

              (i)   one month            _______
              (ii)  two months           _______
              (iii) three months         _______
              (iv)  six months           _______

    (4)  Date Loan matures: ___________, 199__

2. Proposed conversion or continuation date: _________, 199___ (the "Continuation/Conversion Date").

3. Loan described in (A) above is to be converted or continued as follows:

         (a)  Base Rate for $____________

         (b)  Offshore Rate with an Interest Period of:

              (i)   one month            _______
              (ii)  two months           _______
              (iii) three months         _______
              (iv)  six months           _______

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Conversion/Continuation Date, before and after giving effect to the Conversion/Continuation Date of the Loans as herein specified:

         (a) the representations and warranties of the undersigned contained in Article VI of the Credit
Agreement are true and correct in all material respects as though made on and as of the date hereof and the Continuation/Conversion Date (except such representations and warranties which expressly refer to an earlier date, which are true and correct in all material respects as of such earlier date); and

          (b)  no Default or Event of Default has
occurred and is continuing, or would result from such Conversion/Continuation; and

          (c)  the aggregate outstanding principal
amount of all Loans does not exceed the Commitments; and

          (d)  the aggregate outstanding principal
amount of all Facility A Revolving Loans does not exceed the Facility A Commitment; and

          (e)  the aggregate outstanding principal
amount of all Facility B Revolving Loans does not exceed the Facility B Commitment.

     The Company agrees that if prior to the time of the conversion or continuation of the Loan requested hereby any matter certified to by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

     Capitalized terms used herein without definition have the meanings assigned to them in the Credit
Agreement.

               GIANT INDUSTRIES, INC.

               By:_______________________
               Name:
               Title:

                     EXHIBIT "C"

               COMPLIANCE CERTIFICATE

     The undersigned authorized officer of GIANT
INDUSTRIES, INC. ("Company"), delivers this Certificate pursuant to the Credit Agreement dated as of October 4, 1995 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), among Bank of America National Trust and Savings Association as Agent,
(the "Agent") the several financial institutions from time to time party thereto (the "Banks"), the Company, and the Guarantors. The undersigned hereby certifies to the Agent and the Banks as follows:

     1. A review of the activities of the Company and its Subsidiaries during the period from _________, 199__ to _________, 199__ the "Subject Period") has been made to obtain the information necessary to execute and deliver this Certificate.

     2. To the best of the undersigned's knowledge, information and belief, except as described in Attachment 2 attached hereto: (a) as of the date heres& no Default or Event of Default exists under the Credit
Agreement; and (b) as of the date hereof, the Company and its Subsidiaries are in compliance with the financial covenants contained in the Credit Agreement as set forth in Attachment 1 attached hereto.

     Capitalized terms used herein without definition have the meanings assigned to them in the Credit
Agreement.

     EXECUTED AND DELIVERED as of _________, 199__.

               GIANT INDUSTRIES, INC.

               _____________________________
               Authorized Officer

                   ATTACHMENT 1

        GIANT INDUSTRIES, INC. & SUBSIDIARIES
    CALCULATION OF FINANCIAL COVENANTS AND RATIOS
AS OF _____________, 199__ (THE "DETERMINATION DATE")

1.   MINIMUM NET WORTH (SECTION 8.12 of the Credit
     Agreement)

     (a)  Net Income, calculated from the period
          beginning after June 30, 1995, and ending on the Determination Date (provided no negative adjustment will be made in the event Consolidated Net Income is a deficit for such period), is: $__________

                                        $___________

     (b)  50% of the amount in (a) is:  $___________

     (c)  100% Net Proceeds received from the
          issuance of any capital stock or other
          equity interest by the Company or any of
          its Consolidated Subsidiaries after June
          30, 1995 is:                  $___________

     (d)  Plus $95,000,000              $95,000,000

     (e)  Subtotal (the sum of 2(b) plus 2(c) plus
          2(d)) is:                     $___________

     (f)  Less Allowance for non-cash write-downs
          (not to exceed a cumulative amount of
          $10,000,000):                 $___________

     (g)  Minimum Net Worth (the balance of 2(e)
          minus 2(f))                   $___________

          Net Worth:                    $___________

2.   Fixed Charge Coverage Ratio (Section 8.13 of the
     Credit Agreement)

     (a)  Consolidated EBITDA for the four fiscal
          quarters ending on the Determination Date:

                                        $___________

     (b)  Less Non-Discretionary Capital
          Expenditures:                 $___________

     (c)  Subtotal (the balance of 2(a) minus 2(b)
          is):                          $___________

     (d)  Consolidated Interest Expense for the
          four fiscal quarters ending on the
          Determination Date:           $___________

     (e)  The ratio of 3(c) to 3(d) is:     ___:1.00

     Fixed Charge Coverage Ratio required by Section
     8.13 of the Credit Agreement, is not less than
     2.5 to 1.00.

3.   Capitalization Ratio (Section 8.14 of the Credit
     Agreement)

     (a)  Consolidated Funded Indebtedness is:
                                         $___________

     (b)  Consolidated Total Capitalization is:
                                         $___________

     (c)  The percentage of 1(a) to 1(b) is:
                                            ________%

     Capitalization Ratio required by Section 8.14 of the Credit Agreement is not more than 65% through June
     30, 1997 or 62.5%, thereafter.

4.   Borrowing Base Certificate:  attached

     Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

     EXECUTED AND DELIVERED as of __________, 199___.

               GIANT INDUSTRIES, INC.

               _____________________________
               Authorized Officer

                 ATTACHMENT 2

                EXCEPTIONS TO
           COMPLIANCE CERTIFICATE

                  EXHIBIT "D"
              OPINION OF COUNSEL
      SUBSTANTIVE ISSUES TO BE ADDRESSED
        IN OPINION(S) OF COUNSEL TO
GIANT INDUSTRIES, INC. AND AFFILIATED ENTITIES

     1. Each of the Company, the Guarantors and each of their Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation and (b) is duly qualified and licensed to do business and in good standing in each of the other respective jurisdictions wherein the ownership, lease or operation of property or the conduct of business requires such qualification or licensing.

     2. Each of the Company, the Guarantors and each other Subsidiary or Affiliate, if any, party to any of the Loan Documents has all requisite corporate, partnership or other power and authority, as applicable, to execute, deliver and perform its obligations under the Agreement and the other Loan Documents applicable to it.

     3. The execution, delivery and performance by each of the Company, the Guarantors and each other
Subsidiary or Affiliate, if any, party to any of the Loan Documents of the Agreement and each of the other
Loan Documents to which it is a party have been duly authorized by all necessary corporate action, and each of the Agreement and the other Loan Documents has been duly executed and delivered by the Company, the Guarantors and each other Subsidiary party to any of the Loan Documents, as applicable.

     4. The execution, delivery and performance by each of the Company, the Guarantors and each other
Subsidiary party to any of the Loan Documents do not and will not (a) breach or constitute a default under (i) their respective charter, articles or certificate of incorporation or bylaws, (ii) any decree, injunction, order, writ or other action of any Governmental
Authority applicable to them or their respective assets, or (iii) the Prudential Note Agreement or the notes or any other documents executed in connection therewith, the NBD Indenture or the notes or any other documents executed in connection therewith, or any other material
Contractual Obligation to which any of them is a party or by which any of their respective properties may be bound, (b) result in or require the creation of any Lien upon or with respect to any of their respective assets, or (c) violate any Requirement of Law.

     5. No consent, approval, exemption, waiver, license or authorization from, or action by or filing with, any Governmental Authority is or will be required in connection with the (a) due execution, delivery or performance by, or enforcement against, the Company, the Guarantors and each other Subsidiary party to any of the Loan Documents, of the Agreement or any of the other
Loan Documents, and (b) the Bloomfield Acquisition, except such as have been obtained or completed. The
Bloomfield Acquisition is in compliance with all applicable laws and regulations.

     6.  Each of the Agreement and the other Loan
Documents to which the Company is a party is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws governing the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     7.  Each of the Agreement and the other Loan
Documents to which any of the Guarantors is a party is the legal, valid and binding obligation of each such Guarantor, enforceable against such Guarantor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws governing the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     8.  Each of the Agreement and the other Loan
Documents to which any other Subsidiary is a party is the legal, valid and binding obligation of each such Subsidiary, enforceable against such Subsidiary in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws governing the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     9. There is no pending or, to our knowledge, threatened action, suit, claim, dispute or proceeding in arbitration or before any Governmental Authority against any of the Company, the Guarantors or any other
Subsidiary thereof or any of their respective assets or with respect to any Plan (a) which purports to affect or pertain to the Agreement or any other Loan Document, or any of the transactions referenced therein or contemplated thereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse
Effect.

     10. There are no outstanding judgments against any one or more of the Company, the Guarantors or any other
Subsidiary thereof, and, to our knowledge, no injunction, writ, temporary restraining order or order or restraint of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the consummation of the Bloomfield Acquisition, the execution, delivery or performance of the Agreement or any other Loan Document, or directing that the transactions referenced therein or contemplated thereby not be consummated as therein provided or contemplated.

     11. Neither the consent of the shareholders of any of the Company, the Guarantors and each other
Subsidiary party to any of the Loan Documents, nor the consent of any holder of any Indebtedness of any thereof is or will be required as a condition to the validity or enforceability of the Agreement or any of the other Loan
Documents or the consummation of the Bloomfield
Acquisition, except such as have been obtained.

     12. The transaction contemplated by the Agreement and the other Loan Documents is not usurious under applicable law.

     13.  The consummation of the transactions
contemplated by the Agreement and the other Loan
Documents will not violate Regulation G, T, U or X of the FRB.

     14. The choice of law provisions set forth in the Agreement and the other Loan Documents wherein the parties agree that the laws of the State of Texas shall govern and control the terms of the Agreement and the other Loan Documents (except as otherwise specifically provided therein) is a valid, effective and enforceable choice of law under the laws of the State of Arizona and would be upheld and enforced by the courts of the State of Arizona and by Federal courts sitting and applying the laws of the State of Arizona.

     15. None of the Company or the Guarantors is a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company
Act of 1935, as amended.

     16. None of the Company or the Guarantors is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     17.  Neither the Company nor any of its
Subsidiaries is subject to regulation under the Public
Utility Holding Company Act of 1935, the Federal Power
Act, the Interstate Commerce Act, any state public utility code, or any other Federal or state statute or regulation limiting, in any such case, its ability to incur
Indebtedness.

     We acknowledge that the Agents and the Banks are relying on the opinions expressed herein in extending any credit under the Agreement and the other Loan Documents and hereby consent to reliance by the Agents and the Banks now or hereafter parties to the Agreement on the opinions expressed herein.

                     EXHIBIT "E"

          ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this
"Agreement") dated as of ________, 199__, is made between __________________ (the "Assignor") and
___________________ (the "Assignee").

                     RECITALS

     WHEREAS, the Assignor is party to that certain
Credit Agreement, dated as of October 4, 1995 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), among GIANT INDUSTRIES,
INC., a Delaware corporation ("Company"), the Guarantors
(as defined in the Credit Agreement) party thereto, the several financial institutions from time to time party thereto (the "Banks"), BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Agent (the "Agent") for the
Banks from time to time party to the Credit Agreement, and BANK OF AMERICA ILLINOIS, as letter of credit issuing bank and a Bank (terms defined in the Credit
Agreement are used herein with the same meaning);

     WHEREAS, as provided in the Credit Agreement, the Banks have committed to extend credit to the Company in an aggregate amount not to exceed SEVENTY MILLION AND
NO/100 DOLLARS ($70,000,000.00); and

     WHEREAS, the Assignor wishes to assign to the Assignee part of the rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Loans and its Pro Rata Share of the outstanding L/C Obligations, in a total amount equal to ____________________ Dollars (U.S.$_________) (the
"Assigned Amount") on the terms listed on Annex I hereto and subject to the conditions set forth herein and in the Credit Agreement, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.  Assignment and Assumption.

         (a) Before giving effect to this Agreement, Assignor's (a) Commitment is $_________, (b) aggregate principle amount of its outstanding Loans is $_________,
(c) aggregate principal amount of its outstanding L/L
Obligation is $__________ and (d) Pro Rata Share is
____%. With effect on and after the Effective Date (as defined in Section 4 hereof), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned
Amount, which shall be equal to ____ percent (___%) (the
"Assignee's Percentage Share") of all of the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the Assignee's Percentage
Share of the Assignor's (i) Commitment, and (ii) outstanding Loans and L/C Obligations. After giving effect to this Agreement on the Effective Date, the Commitment, outstanding Loans and L/C Obligations, and
Pro Rata Share of Assignor and Assignee, respectively, are set forth as follows:

                      Outstanding
          Outstanding     L/C     Pro Rata
            Loans     Obligations  Share    Commitment
          ----------- ----------- --------  ----------
Assignor  $__________ $__________ _______%   $________
Assignee  $__________ $__________ _______%   $________

     The assignment set forth in this Section l(a) shall be without recourse to, or representation or warranty (except as expressly provided in this Agreement) by, the Assignor.

     (b) With effect on and after the Effective Date, the Assignee shall be a party to the Credit Agreement, shall become a "Bank" for all purposes as therein defined and contemplated, and shall succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement with a Commitment in the amount and with the Pro Rata Share set forth above for the Assignee. The Assignee agrees that it is bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto, and that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that
(i) the Commitment of the Assignor shall, as of the Effective Date, be reduced by the Assignee's Percentage
Share and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Credit
Agreement to the extent such obligations have been assumed by the Assignee.

     2.  Payments.

         (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $____________ Dollars ($_______), representing the
Assignee's Percentage Share of the principal amount of all Loans previously made, and currently owned, by the Assignor under the Credit Agreement and outstanding on the Effective Date. The difference between the Assigned
Amount and the amount paid to Assignor under this
Section 2(a) represents the amount of outstanding L/C
Obligations assumed by Assignee pursuant to the terms hereof as of the Effective Date.

          (b) The Assignee further agrees to pay to the Agent a processing or transfer fee in the amount of $3,500.00.

          (c)  To the extent payment to be made by the
Assignee pursuant to Section 2(a) hereof is not made when due, the Assignor shall be entitled to recover such amount together with interest thereon at the Federal
Funds Rate per annum accruing from the date such amounts were due.

together with interest thereon at the Federal Funds Rate per annum accruing from the date such amounts were due.

     3.  Reallocation of Payments. Any interest,
commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Assignor's Commitment Percentage of the Loans and L/C
Obligations, shall be for the account of the Assignor.
Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned
Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agree that it will hold in trust for the other party any interest, commissions, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt. The
Assigner's and the Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

     4.  Effective Date. Notices; Notes.

         (a)  The effective date for this Agreement
shall be ______________ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

              (i)  this Agreement shall be executed and
delivered by the Assignor and the Assignee;

              (ii) the consent of the Company and the
Agent shall have been duly obtained in the form set forth on Annex II hereof, and shall be in full force and effect as of the Effective Date;

              (iii) the Assignee shall pay to the
Assignor all amounts due to the Assignor under this Agreement; and

              (iv) the processing or transfer fee
referred to in Section 2(b) shall have been paid to the Agent.

         (b) Promptly following the execution of this Agreement, the Assignor shall deliver to the Agent for acceptance by the Agent, the notices, agreements or other documents as may be required under the Credit
Agreement.

         (c) Promptly following payment by the Assignee of the consideration as provided in Section 2 hereof, the Assignor shall deliver its promissory note(s) to the Agent and shall request that new notes be issued to the Assignor and the Assignee dated the Effective Date to properly reflect the respective amounts of the Loans and L/C Obligations held by each party.

     [5. Agent [INCLUDE ONLY IF ASSIGNOR IS AGENT].

         (a)  The Assignee hereby appoints and
authorizes the Assignor to take such action as Agent on its behalf and to exercise such powers under the Credit
Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

         (b)  The Assignee shall assume no duties or
obligations held by the Assignor in its capacity as Agent under the Credit Agreement-]

     6.  Representations and Warranties.

         (a)  The Assigner represents and warrants that
(i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder,
(iii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignor, enforceable against the Assignor in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         (b)  The Assignor makes no representation or
warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit
Agreement or any other instrument or document furnished pursuant thereto. The Assigner makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company or any guarantor or the performance or observance by the Company or any guarantor of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

         (c)  The Assignee represents and warrants that
(i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignee, enforceable against the Assignee in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; (iv) it is eligible under the Credit Agreement to be an assignee in accordance with the terms hereof; and (v) that it has received a copy of the Credit Agreement and the exhibits and schedules thereto, and has received (or waived the requirement that it receive) copies of each of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder.

     7.  Further Assurances.  The Assigner and the
Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, the delivery of any notices or other documents or instruments to the Company, the Agent or any guarantor which may be required in connection with the assignment and assumption contemplated hereby.

     8. Indemnity. The Assignee agrees to indemnity and hold harmless the Assignor against any and all losses, costs, expenses (including, without limitation, reasonable attorneys' fees and the allocated costs and expenses for in-house counsel) and liabilities incurred by the Assignor in connection with or arising in any manner from the nonperformance by the Assignee of any obligation assumed by the Assignee under this Agreement.

     9.  Miscellaneous.

         (a) Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach hereof

         (b) All payments made hereunder shall be made without any set-off or counterclaim.

         (c)  All communications among the parties or
notices in connection herewith shall be in writing and mailed, hand-delivered or transmitted by facsimile as follows: (i) if to the Assigner or the Assignee, at their respective addresses or facsimile numbers set forth on the signature pages hereof and (ii) if to the Company, the Agent or any guarantor, at their respective addresses or facsimile numbers set forth in the Credit
Agreement or to such other address or facsimile number as shall be designated in a written notice given in accordance with the Credit Agreement. All such communications and notices shall be effective upon receipt. The Assignee specifies as its Domestic and Offshore landing Office(s) the offices set forth beneath its name on the signature pages hereof

         (d) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

         (e)  The representations and warranties made
herein shall survive the consummation of the transactions contemplated hereby.

         (f)  Subject to the terms of the Credit
Agreement, this Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns; however that no party shall assign its rights hereunder without the prior written consent of the other party and the Company and any purported assignment, absent such consents, shall be void. The preceding sentence shall not limit or enhance the right of the Assignee to assign or participate all or part of the Assignee's Percentage
Share and the Assigned Amount and any outstanding Loans and L/C Obligations attributable thereto in accordance with the Credit Agreement.

         (g)  This Agreement may be executed in any
number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         (h)  This Agreement shall be governed by and
construed in accordance with the law of the State of Texas (without regard to principles of conflicts of law). The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any Texas
State or Federal court sitting in the Southern District of Texas over any suit, action or proceeding arising out of or relating to this Agreement or the Credit Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

         (i) This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, and together with the Credit
Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings related to the subject matter hereof In the event of any conflict between the terms, conditions and provisions of this Agreement and the Credit Agreement, the terms, conditions and provisions of the Credit Agreement shall prevail.

         (j) In the event of any inconsistency between the provisions of this Agreement and Annex I hereto, this Agreement shall control. Headings are for reference only and are to be ignored in interpreting this Agreement.

          (k) The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     IN WITNESS WHEREOF, the Assigner and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

               ______________________________

               By____________________________
               Name:
               Title:
               Address for Notices:
               ______________________________
               ______________________________
               ______________________________
               Facsimile No.:________________

               - ASSIGNOR -

               By____________________________
               Name:
               Title:
               Address for Notices:
               ______________________________
               ______________________________
               ______________________________
               Facsimile No.:________________

               Domestic Lending Office

               ______________________________
               ______________________________
               ______________________________
               ______________________________

               Offshore Lending Office

               ______________________________
               ______________________________
               ______________________________
               ______________________________

                    ANNEX I

                       TO

      ASSIGNMENT AND ASSUMPTION AGREEMENT


1.   Company:

2.   Date of Credit Agreement:__________, 1995

3.   Assignor:

4.   Assignee:

5.   Date of Assignment Agreement:

6.   Effective Date:

7.   Fees paid by Assignee to Assignor:

8.   Interest paid by Assignee to Assignor:

     (i)  Base Rate Loan

     (ii) Offshore Rate Loan

9.   Payment Instructions:

     Assignor:

     Assignee:

10.  Assignee's Notice
     Instructions:

11.  Other Information

                      ANNEX II
                         TO
      FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                    _________, 199__
Bank of America National Trust
  and Savings Association, as
  Agent
Agency Management Services #5506
1455 Market Street, Twelfth Floor
San Francisco, California 94103

Giant Industries, Inc.
______________________
______________________
Attention:____________

Dear Sirs:

     We refer to the Credit Agreement dated as of October
1995 (the "Credit Agreement") among GIANT INDUSTRIES,
INC., a Delaware corporation ("Company"), the Guarantors
(as defined in the Credit Agreement) parties thereto, the several financial institutions from time to time party thereto (the "Banks"), BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Agent (the "Agent") for the Banks
(as herein defined) from time to time party to the Credit
Agreement, and BANK OF AMERICA ILLINOIS, as letter of credit issuing bank and a Bank. Terms defined in the Credit Agreement are used herein as therein defined.

     1. We hereby give you notice of, and request the consent of the Company to, the assignment by ___________
(the "Assignor") to _____________________________ (the
"Assignee") of __% of the right, title and interest of the Assignor in and to the Credit Agreement (including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor and all outstanding Loans made by and L/C Obligations of the Assignor). Before giving effect to such assignment the Assigner's (a) Commitment is $________, (b) Commitment
Percentage is ______%, (c) aggregate principal amount of its outstanding Loans is $_________, and (d) the aggregate principal amount of its outstanding L/C Obligations is $____________. After giving effect to such assignment, the Assignor's and Assignee's respective Loans, L/C
Obligations, Commitment and Commitment Percentage are as follows:


                      Outstanding
          Outstanding     L/C     Commitment
            Loans     Obligations Percentage   Commitment
          ----------- ----------- ----------  ----------
Assignor  $__________ $__________  _______%   $________
Assignee  $__________ $__________  _______%   $________

     2.  The Assignee agrees that upon
receiving the consent of the Company and the Agent to such assignment and from and after the effective date of the Assignment, the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit
Agreement.

     3.  The following administrative details
apply to the Assignee:

(A)  Offshore Lending Office:

         Assignee:________________________
         Address:_________________________
                 _________________________
                 _________________________
         Attention:_______________________
         Telephone:(___)__________________
         Facsimile:(___)__________________

(B)  Domestic Lending Office:

         Assignee:________________________
         Address:_________________________
                 _________________________
                 _________________________
         Attention:_______________________
         Telephone:(___)__________________
         Facsimile:(___)__________________

(C)  Notice Address:

         Assignee:________________________
         Address:_________________________
                 _________________________
                 _________________________
         Attention:_______________________
         Telephone:(___)__________________
         Facsimile:(___)__________________

(D)  Payment Instructions:

         Account No.:_____________________
                  At:_____________________
                     _____________________
                     _____________________
         Reference:_______________________
         Attention:_______________________

     4.  Without limiting the generality of Paragraph
2 hereinabove, the tax forms to be delivered by the Assignee pursuant to Section 4.01 of the Credit
Agreement, if any, will be promptly provided in compliance therewith.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

               Very truly yours,

               [Name of Assignor]

               By_____________________
               Name:
               Title:

               [Name of Assignee]

               By_____________________
               Name:
               Title:
BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Agent, hereby grants its consent
  to the foregoing instrument:

By______________________________
Name:
Title:

GIANT INDUSTRIES, INC.
  hereby grants its consent
  to the foregoing assignment:

By______________________________
Name:
Title:

                   EXHIBIT "F-1"

            BANK OF AMERICA ILLINOIS
            FACILITY A REVOLVING NOTE

$30,000,000                        October 4, 1995

     FOR VALUE RECEIVED, the undersigned, GIANT
INDUSTRIES, INC., a Delaware corporation (the
"Borrower"), promises to pay to the order of BANK OF
AMERICA ILLINOIS (the "Bank"), for the account of its Lending Office, the principal amount of THIRTY MILLION
AND NO/100 DOLLARS ($30,000,000.00) or the aggregate unpaid principal amount of all Facility A Revolving
Loans made by the Bank to the Borrower pursuant to
Section 2.01(a) of the Credit Agreement hereinafter referred to, whichever is less, in immediately available funds at BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION, AGENCY MANAGEMENT SERVICES,
#5596, 1455 Market Street, Twelfth Floor, San Francisco,
California 94103, at the times and in the amounts as set forth in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal balance of the Facility A Revolving Loans, from time to time outstanding, at the rates and on the dates set forth in the Credit Agreement. The aggregate unpaid principal amount of all Facility A Revolving Loans shall be due and payable on the Facility A Termination Date.

     This note is one of the notes issued pursuant to and entitled to the benefits of that certain Credit
Agreement, dated as of October 4, 1995 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), among Borrower, the Guarantors
(as defined in the Credit Agreement) party thereto, the several financial institutions from time to time party thereto (the "Banks'), BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION as Agent for the Banks, and BANK
OF AMERICA ILLINOIS as letter of credit issuing bank and a Bank. All captioned terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement. Reference is made to the Credit
Agreement for, inter alia, provisions for the prepayment hereof the acceleration of the maturity hereof and to the effect that no provision of the Credit Agreement or this Facility A Revolving Note shall require the payment or permit the charging or collection of interest in an amount in excess of the highest non-usurious amount permitted by applicable law.

     It is contemplated that by reason of prepayments hereon prior to the Facility A Termination Date, there may be times when no indebtedness is owing hereunder prior to such date, but notwithstanding such occurrence this note shall be in full force and effect as to the Facility A Revolving Loans made pursuant to the Credit
Agreement subsequent to each such occurrence.

     All Facility A Revolving Loans made by the Bank pursuant to the Credit Agreement and all payments of the principal thereof shall be endorsed by the holder of this Facility A Revolving Note on the schedule annexed hereto (including any additional pages such holder may add to such schedule), which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that the failure of the holder of this Facility A Revolving Note to insert any date or amount or other information on such schedule shall not in any manner affect the obligation of the Borrower to repay any Facility A
Revolving Loans in accordance with the terms of the Credit Agreement.

     The Borrower and any and all sureties, guarantors and endorsers of this Facility A Revolving Note and all other parties now or hereafter liable hereon, severally waive, except as otherwise provided in the Credit
Agreement, grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Facility A Revolving Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for the Bank, in order to enforce payment of this Facility A Revolving Note, to first institute or exhaust the Bank's remedies against the Borrower or any other party liable therefor or against any security for this Facility A Revolving Note.

     This Facility A Revolving Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party charged. If any term or provision of this Facility A Revolving Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

     IN THE EVENT OF ANY LITIGATION WITH RESPECT TO THIS
FACILITY A REVOLVING NOTE, THE BORROWER WAIVES THE RIGHT
TO A TRIAL BY JURY AND THE DEFENSES OF FORUM NON
CONVENIENCE AND IMPROPER VENUE. THIS FACILITY A REVOLVING
NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO
PRINCIPLES OF CONFLICT OF LAWS AND SHALL BE BINDING UPON
THE SUCCESSORS AND ASSIGNS OF THE BORROWER AND INURE TO
THE BENEFIT OF THE BANK AND ITS SUCCESSORS AND ASSIGNS
(INCLUDING PARTICIPANT'S) IN ACCORDANCE WITH THE TERMS
OF THE CREDIT AGREEMENT.

     IN WITNESS WHEREOF, the Borrower has executed and delivered this Facility A Revolving Note on the date first above written.

               GIANT INDUSTRIES, INC.

               By______________________
               Name:
               Title:

                    GRID SCHEDULE


     Attached to and made part of the Facility A Revolving
Note, dated October 4, 1995, issued pursuant to that certain Credit Agreement, dated as of October 4, 1995, among GIANT INDUSTRIES, INC., a Delaware corporation, the Guarantors party thereto, the several financial institutions from time to time party thereto (the
"Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION as Agent for the Banks from time to time to the Credit Agreement, and BANK OF AMERICA ILLINOIS as letter of credit issuing bank and a Bank.


Date of Loan:
Principal Amount of Loan:
Type of Loan(1):
Interest Rate:
Interest Paid
Maturity Date:
Amount of Principal Paid or Prepaid or Converted:
Unpaid Principal Balance (Balance continued):
Name of Person Making Notation:


(1) The type of loan may be represented by either "B" for Base Rate Loans or "O" for Offshore Rate Loans.

                 EXHIBIT "F-2"

             BANK OF AMERICA ILLINOIS

             FACILITY B REVOLVING NOTE

$40,000,000                           October 4, 1995


     FOR VALUE RECEIVED, the undersigned, GIANT INDUSTRIES,
INC., a Delaware corporation (the "Borrower), promises to pay to the order of BANK OF AMERICA ILLINOIS (the "Bank"), for the account of its Lending Office, the principal amount of FORTY MILLION AND No/100 DOLLARS ($40,000,000.00) or the aggregate unpaid principal amount of all Facility
B Revolving Loans made by the Bank to the Borrower pursuant to Section 2,01(b) of the Credit Agreement hereinafter referred to, whichever is less, in immediately available funds at BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, AGENCY MANAGEMENT SERVICES,
#5596, 1455 Market Street, Twelfth Floor, San Francisco,
California 94103, at the times and in the amounts as set forth in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal balance of the Facility B Revolving Loans, from time to time outstanding, at the rates and on the dates set forth in the Credit
Agreement. The aggregate unpaid principal amount of all Facility B Revolving Loans shall be due and payable on the Facility B Termination Date.

     This note is one of the notes issued pursuant to and entitled to the benefits of that certain Credit Agreement, dated as of October 4, 1995 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), among Borrower, the Guarantors (as defined in the Credit Agreement) party thereto, the several financial institutions from time to time party thereto (the
'Banks'), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as Agent for the Banks, and BANK OF AMERICA ILLINOIS as letter of credit issuing bank and a Bank. AU capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement. Reference is made to the Credit Agreement for, inter alia, provisions for the prepayment hereof the acceleration of the maturity heres& and to the effect that no provision of the Credit Agreement or this Facility B Revolving Note shall require the payment or permit the charging or collection of interest in an amount in excess of the highest non-usurious amount permitted by applicable law.

     It is contemplated that by reason of prepayments hereon prior to the Facility B Termination Date, there may be times when no indebtedness is owing hereunder prior to such date, but notwithstanding such occurrence this note shall be in full force and effect as to the Facility B
Revolving Loans made pursuant to the Credit Agreement subsequent to each such occurrence.

     All Facility B Revolving Loans made by the Bank pursuant to the Credit Agreement and all payments of the principal thereof shall be endorsed by the holder of this Facility B Revolving Note on the schedule annexed hereto (including any additional pages such holder may add to such schedule), which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that the failure of the holder of this Facility B Revolving Note to insert any date or amount or other information on such schedule shall not in any manner affect the obligation of the Borrower to repay any Facility B Revolving Loans in accordance with the terms of the Credit Agreement.

     The Borrower and any and all sureties, guarantors and endorsers of this Facility B Revolving Note and all other parties now or hereafter liable hereon, severally waive, except as otherwise provided in the Credit Agreement, grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Facility B Revolving Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for the Bank, in order to enforce payment of this Facility B
Revolving Note, to first institute or exhaust the Bank's remedies against the Borrower or any other party Liable therefor or against any security for this Facility B
Revolving Note.

     This Facility B Revolving Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party charged. If any term or provision of this Facility B Revolving Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

     IN THE EVENT OF ANY LITIGATION WITH RESPECT TO THIS
FACILITY B REVOLVING NOTE, THE BORROWER WAIVES THE RIGHT TO
A TRIAL BY JURY AND THE DEFENSES OF FORUM NON CONVENIENS
AND IMPROPER VENUE. THIS FACILITY B REVOLVING NOTE SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF
CONFLICTS OF LAWS AND SHALL BE BINDING UPON THE SUCCESSORS
AND ASSIGNS OF THE BORROWER AND INURE TO THE BENEFIT OF
THE BANK AND ITS SUCCESSORS AND ASSIGNS (INCLUDING
PARTICIPANTS) IN ACCORDANCE WITH THE TERMS OF THE CREDIT
AGREEMENT.

     IN WITNESS WHEREOF, the Borrower has executed and delivered this Facility B Revolving Note on the date first above written.

               GIANT INDUSTRIES, INC.

               By______________________
               Name:
               Title:

                    GRID SCHEDULE


     Attached to and made part of the Facility B Revolving
Note, dated October 4, 1995, issued pursuant to that certain Credit Agreement, dated as of October 4, 1995, among GIANT INDUSTRIES, INC., a Delaware corporation, the Guarantors party thereto, the several financial institutions from time to time party thereto (the
"Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION as Agent for the Banks from time to time to the Credit Agreement, and BANK OF AMERICA ILLINOIS as letter of credit issuing bank and a Bank.


Date of Loan:
Principal Amount of Loan:
Type of Loan(1):
Interest Rate:
Interest Paid
Maturity Date:
Amount of Principal Paid or Prepaid or Converted:
Unpaid Principal Balance (Balance continued):
Name of Person Making Notation:


(1) The type of loan may be represented by either "B" for Base Rate Loans or "O" for Offshore Rate Loans.

                  EXHIBIT "G"

             GUARANTY AGREEMENT


    THIS GUARANTY AGREEMENT (this "Guaranty") by _______, a __________ corporation (the "Guarantor"), is effective as of October 4, 1995, and is in favor of each of the Banks (herein defined) from time to time parties to the Credit Agreement(herein defined) and in favor of BANK OF
AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (together with its successors and assigns herein called the "Agent"), as the Agent for and on behalf of the financial institutions (the "Banks") now or hereafter party to that certain Credit Agreement (as the same may be amended, modified or restated from time to time and at any time, the "Credit Agreement") among GIANT INDUSTRIES, INC., a
Delaware corporation (the "Company"), the Guarantors (as defined in the Credit Agreement) party thereto, the Banks, the Agent and BANK OF AMERICA ILLINOIS as letter of credit issuing bank and a Bank. All capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement.

                      WITNESSETH:

     WHEREAS, pursuant to the terms of the Credit
Agreement, the Banks have agreed to make certain
Loans to the Company;

     WHEREAS, the obligation of the Banks to make the Loans is conditioned upon, among other things, the execution and delivery by the Guarantor of this Guaranty;

     WHEREAS, the Guarantor is a wholly-owned subsidiary of the Company and the Guarantor and the Company are engaged in related businesses and the Guarantor shall derive substantial direct and indirect economic benefit from the Loans;

     NOW, THEREFORE, (i) in consideration of the premises and to induce the Banks to enter into the Credit
Agreement and to make the Loans, (ii) at the special insistence and request of the Agent and the Banks, and
(iii) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, for the benefit of the Agent and the Banks, hereby agrees as follows:

     Section 1. Defined Terms, Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     Section 2. Guaranty. The Guarantor hereby, unconditionally and irrevocably, guarantees the prompt performance and payment in full in Dollars by the Company when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Company, and the Guarantor further agrees to pay all costs, fees and expenses (including, without limitation, counsel fees, and the allocated cost of in-house counsel) incurred by the Agent or any Bank in enforcing any rights under this Guaranty.

    Section 3. Guaranty Absolute.

        (a) The obligations of the Guarantor hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations. A separate action or actions may be brought against the Guarantor whether or not an action is brought against the Company, any other guarantor or other obligor in respect of the Obligations or whether the Company, any other guarantor or any other obligor in respect of the Obligations are joined in any such action or actions.

         (b)  The Guarantor guarantees that the
Obligations will be paid and performed strictly in accordance with the terms of the Credit Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. Guarantor agrees that its guarantee constitutes a guarantee of payment when due and not of collection. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

              (i) any lack of genuineness, validity,
legality or enforceability of the Credit Agreement, any other Loan Document or any other document, agreement or instrument relating thereto or any assignment or transfer of any thereof;

              (ii) any change in the time, manner or
place of payment of, or in any other term of, all or any of the Obligations (including, without limitation, the possible extension of the Facility A Termination Date, Facility B Termination Date and increase of the amount of the Commitments all on the terms and conditions set forth in the Credit Agreement), or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, the Credit Agreement or any other Loan
Document or any document, instrument or agreement relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

              (iii) any release or partial release of any other guarantor or other obligor in respect of the Obligations;

              (iv) any exchange, release or
non-perfection of any collateral for all or any of the Obligations, or any release, or amendment or waiver of, or consent to departure from, any guaranty or security, for all or any of the Obligations;

              (v) any furnishing of any additional
security for any of the Obligations;

              (vi) the liquidation, bankruptcy,
insolvency or reorganization of the Company, any other guarantor or other obligor in respect of the Obligations or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

              (vii) any modification or termination
of any Intercreditor or subordination agreement pursuant to which the claims of other creditors of the Company or the Guarantor are subordinated to those of the Banks; or

              (viii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company or the Guarantor.

         (c)  This Guaranty shall continue to be
effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of the Company or the Guarantor or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by the Agent or any Bank, all as though such payment or performance had not been made.

         (d) If an event permitting the acceleration of any of the Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Company of a case or proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Obligations shall be deemed to have been accelerated and the Guarantor shall forthwith pay such Obligations
(including, without limitation, interest which but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such Obligations), and the other obligations hereunder, without any further notice or demand.

     Section 4. Waivers. To the extent permitted by applicable law, the Guarantor hereby waives promptness, diligence, notice of intention to accelerate, notice of acceleration, notice of acceptance and any and all other notices with respect to any of the Obligations and this Guaranty and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest in or any Lien on any property subject thereto or exhaust any right or take any action against the Company, any other guarantor or any other Person or any collateral or security or to any balance of any deposit accounts or credit on the books of any Bank in favor of the Company or the Guarantor. Guarantor expressly waives each and every right to which it may be entitled by virtue of the suretyship law of the State of Texas including without limitation any rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001, Civil
Practice and Remedies Code and Chapter 34 of the Texas
Business and Commerce Code.

    Section 5.  Subrogation.

         (a) The Guarantor will not exercise any rights of subrogation, reimbursement and contribution, contractual statutory or otherwise, which it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, until all of the Obligations of the Company have been paid, all Commitments have terminated and all Letters of Credit have expired.

         (b) If, in the exercise of any of its rights and remedies, the Agent or any Bank shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Company or any other
Person, whether because of any applicable laws pertaining to "election of remedies" or the like, the Guarantor hereby consents to such action by the Agent or such Bank and waives any claim based upon such action, even if such action by the Agent or such Bank shall result in a full or partial loss of any rights of subrogation which the Guarantor might otherwise have had but for such action by the Agent or such Bank. Any election of remedies which results in the denial or impairment of the right of the Agent or such Bank to seek a deficiency judgment against the Company shall not impair the Guarantor's obligation to pay the full amount of the Obligations. In the event the Agent or any Bank shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under the Loan Documents, the Agent or such Bank may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Agent or such Bank but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Agent or such Bank or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Agent or any Bank might otherwise be entitled but for such bidding at any such sale.

     Section 6. Representations and Warranties.

         (a)  General.  The Guarantor represents and
warrants to the Agent and the Banks as of the date hereof that all of the representations and warranties contained in Article VI of the Credit Agreement are true and correct with respect to the Guarantor to the extent such representations and warranties refer to (a) Subsidiaries of the Company, and such representations and warranties are hereby incorporated by reference.

         (b) Full Disclosure, The Guarantor represents and warrants that none of the representations or warranties made by the Guarantor or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of the Guarantor or any of its Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Guarantor to the Banks prior to the Closing
Date), taken as a whole, contains any untrue statement of a material fact known to the Guarantor or omits any material fact known to the Guarantor required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         (c)  Benefit to Guarantor. The Guarantor
represents and warrants that the Guarantor has determined that its liability and obligation under this Guaranty will substantially benefit it directly, and its board of directors has made that determination. The Company, the Guarantor and the other Subsidiaries of the Company are mutually dependent on each other in the conduct of their respective businesses and do business together as an integrated business enterprise. The maintenance and improvement of the Company's financial condition is vital to sustaining the Guarantor's business and the transactions contemplated in the Credit Agreement produce distinct and identifiable financial and economic direct and indirect benefits to the Guarantor.

The representations and warranties set forth in this
Section 6 shall survive the execution and delivery of this Guaranty.

     Section 7.  Further Assurances.

         (a) As long as any of the Obligations remain outstanding and the Commitments have not expired, the Guarantor shall, unless the Majority Banks waive compliance in writing, comply with all the covenants related to the Guarantor contained in the Credit
Agreement.

         (b) The Guarantor agrees that at any time and from time to time, at the expense of the Guarantor, the Guarantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, to enable the Agent to protect and to exercise and enforce its rights and remedies hereunder.

     Section 8. Application of Payments. Any payment received by the Agent from the Guarantor (or from any Bank pursuant to Section 13 below), shall be applied by the Agent as follows:

         First, to the payment of costs and expenses of collection and all expenses (including, without limitation, any legal fees and disbursements and the allocated cost of in-house counsel), liabilities and advances made or incurred by the Agent in connection therewith;

         Next, to the Banks pro rata based on the then outstanding amount of the Obligations owed to each in payment in full of the Obligations; and

         Finally, after payment in full of all
Obligations and the termination of the Commitments, the payment to the Guarantor, or its successors and assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     Section 9. Decisions Relating to Exercise of
Remedies. Notwithstanding anything in this Guaranty to the contrary, the Agent may exercise, and at the request of the Majority Banks shall exercise or refrain from exercising, all rights and remedies provided for herein and provided by law.

     Section 10.  No Waiver.  No failure on the part of
the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 11.  Amendments, Etc, No amendment or waiver
of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed, in the case of amendments, by the Guarantor and by the Agent and, in the case of consent or waivers, by the Agent and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

     Section 12.  Notices.  All notices, requests and
other communications provided for hereunder shall be in writing and given to Agent as provided in Section 11,02 of the Credit Agreement. All communications and notices hereunder to Guarantor shall be given to or, at such other address as shall be designated by Guarantor in a written notice to the Agent.

     Section 13.    Right to Set-off.

         (a)  Upon the occurrence and during the
continuance of any Event of Default under the  Credit
Agreement, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all of the Obligations, irrespective of whether or not such Bank shall have made any demand under this Guaranty and although such Obligations may be contingent and unmatured. Each Bank which sets-off pursuant to this Section 13(a) shall give prompt notice to the Guarantor following the occurrence thereof; provided that the failure to give such notice shall not affect the validity of the set-off.

         (b) Any payment obtained pursuant to Section
13(a) above (or in any other manner directly from the Guarantor) by any Bank shall be remitted to the Agent and distributed among the Banks in accordance with the provisions of Section 8 above.

       Section 14.  Continuing Guaranty.  This Guaranty
is a continuing guaranty and shall (a) remain in full force and effect until payment in full (after the termination of the Commitments) of the Obligations and all other amounts payable under this Guaranty; (b) be binding upon the Guarantor, its successors and assigns;
and (c) inure to the benefit of the Agent, the Banks and their respective successors, transferees and assigns.
Without limiting the generality of the foregoing clause
(c), any Bank may assign or otherwise transfer its rights and obligations under the Credit Agreement to any other
Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise, au as provided in, and to the extent set forth in, Sections
11,07 and 11.08 of the Credit Agreement.

     Section 15. Subordination of the Credit Parties'
Obligations to the Guarantor. The Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Banks that all obligations and liabilities of the Company, the Other Guarantors (as defined in Section 17 of this Guaranty) and each of their respective
Subsidiaries to the Guarantor of whatsoever description
(including, without limitation, all intercompany receivables of the Guarantor from the Company, other
Guarantors and Subsidiaries) shall be subordinated and junior in right of payment to the Obligations. Following the occurrence of an Event of Default, any indebtedness of the Company, Other Guarantors and their Subsidiaries to the Guarantor shall, if the Agent shall so request, be collected and received by the Guarantor as trustee for the Agent and the Banks and paid over to the Agent and the Banks on account of the Obligations but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

     Section 16.  Financial Reporting. Guarantor shall
furnish to the Agent all such financial statements and other information relating to the financial condition, properties and affairs of Guarantor as any Bank, acting through the Agent, may from time to time reasonably request.

     Section 17. Other Guarantors. Guarantor acknowledges that other Subsidiaries of the Company (collectively, the "Other Guarantors") have guaranteed the payment and performance of the Obligations pursuant to other guaranty agreements executed in connection with the Credit
Agreement (the "Other Guaranty Agreements"), and to the extent Guarantor is required to satisfy all or any part of the Obligations pursuant to the terms of this Guaranty, Guarantor shall have and be entitled to rights of contribution against the Other Guarantors. The
Guarantor agrees that in the event a payment shall be made by any Other Guarantor under any Other Guaranty
Agreement, the Other Guarantor (the "Claiming Guarantor") shall have and be entitled to rights of contribution against the Guarantor pursuant to and in accordance with applicable law. In the event the Guarantor makes any such payment to a Claiming Guarantor, the Guarantor shall be subrogated to the rights of such Claiming Guarantor to the extent of such payment. Notwithstanding any provision of this Guaranty to the contrary, all rights of the Other Guarantors under this Section and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Obligations, and no payment may be made in respect of such rights of indemnity, contribution or subrogation until all of the Obligations have been paid in full, all Commitments have expired and all Letters of Credit have expired. No failure on the part of the Guarantor or any Other
Guarantor to make the payments required by this Section
(or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Guarantor or any Other Guarantor with respect to any Guaranty, and the Guarantor and each Other
Guarantor shall remain liable for the frill amount of the obligations under the guaranty agreement executed by it.
This Section 12 is intended only to confirm the relative rights of the Guarantor and all Other Guarantors, and nothing set forth in this sentence is intended to or shall impair the obligations of the Guarantor and Other
Guarantors, jointly and severally, to pay to the Agent and the Banks, or any one or more of them, as the case may be, the Obligations as and when the same shall become due and payable in accordance with the terms of this Guaranty.

     Section 18. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Guaranty which are valid.

    Section 19.  Taxes.

         (a) Any and all payments by the Guarantor to each Bank or the Agent under this Guaranty and any other
Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Guarantor shall pay all Other Taxes.

         (b) The Guarantor agrees to indemnity and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability
(including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

         (c) If the Guarantor shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then: (i) the sum payable shall be increased as necessary so that after remaining all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Guarantor shall make such deductions and withholdings;
(iii) the Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and (iv) the Guarantor shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional reasonable amounts which the respective
Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other
Taxes had not been imposed.

         (d) Within 30 days after the date of any payment by the Guarantor of Taxes or Other Taxes, the Guarantor shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the


     SECTION 20. GOVERNING LAW AND JURISDICTION.

         (a) THIS GUARANTY SHALL BE GOVERNED BY, AND
  CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
]LAWS); PROVIDED THAT THE AGENT AND THE BANKS SHALL
RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT
TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE
BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE
UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS, AND BY
EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR
CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO
THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  TO THE
EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR FURTHER
IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY
OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR
PROCEEDING BY THE MARING OF COPIES THEREOF BY REGISTERED
OR CERTIFIED MAIL POSTAGE PREPAID, TO ALL AT ITS ADDRESS
SET FORTH IN SCHEDULE 11,02 OF THE CREDIT AGREEMENT, SUCH
SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING.
NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY
BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY
LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED
AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.  THE
GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS,
COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY
OTHER MEANS PERMITTED BY TEXAS LAW.

          (c) THE GUARANTOR IRREVOCABLY WAIVES ANY
OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE
OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT
MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY AC-NON
OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS
GUARANTY OR ANY DOCUMENT RELATED HERETO.

    SECTION 21. WAIVER OF JURY TRIAL. THE GUARANTOR
WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR
CAUSE OF AC-NON BASED UPON OR ARISING OUT OF OR RELATED
TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE
TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY
ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE
BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR
ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE,
WHETHER with RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR
OTHERWISE.  THE GUARANTOR AGREES THAT ANY SUCH CLAIM OR
CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A
JURY.  WITHOUT LIMITING THE FOREGOING, THE GUARANTOR
FURTHER AGREES THAT ITS RIGHT TO A BY JURY IS WAIVED BY
OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM
OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO
CHALLENGE THE VALIDITY OR ENFORCEABLE OF THIS GUARANTY OR
THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR
THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT
AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO
THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

     SECTION 22. ENTIRE AGREEMENT. THIS WRITTEN GUARANTY
AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION
HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE
PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE
PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

               ___________________________

               By:________________________
               Name:
               Title:

                  EXHIBIT "H"

        FORM OF BORROWING BASE REPORT
     DELIVERED PURSUANT TO SECTION 7.01(c)
            OF THE CREDIT AGREEMENT

            BORROWING BASE REPORT

      Calendar Month Ended ________, 199__

     The undersigned authorized officer of GIANT
INDUSTRIES, INC., a Delaware corporation (the "Company"), delivers this Certificate pursuant to Section 7.01(c) of the Credit Agreement dated as of October 4, 1995 (the
"Credit Agreement"), among Bank of America National Trust and Savings Association, as Agent (the "Agent"), Bank of
America Illinois as a Bank and as a Letter of Credit
Issuing Bank, the several financial institutions from time to time party thereto (the "Banks"), the Company and the Guarantors named therein.
Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.
The undersigned hereby certifies to the Agent and the Banks as follows:

     1. The undersigned hereby certifies that, to the best of his knowledge (a) Annex I hereto is a true and accurate calculation of the Borrowing Base as at the end of the calendar month ended ___________, 199___, determined in accordance with the requirements of the Credit Agreement, and (b) Annex 2 hereto is a correct description of the aging of all Eligible Account
Receivables as at the end of the calendar month ended
____________, 199__.

     2. All Eligible Refinery Hydrocarbon Inventory covered by this Certificate has been produced in compliance with all applicable laws, including, without limitation, the minimum wage and overtime requirement of the Fair Labor Standards Act of 1938, as amended.

     EXECUTED AND DELIVERED as of October __, 1995.

                    GIANT INDUSTRIES, INC.


                    Authorized Officer

                      ANNEX I

              GIANT INDUSTRIES, INC.
            BORROWING BASE CERTIFICATE

                  CALENDAR MONTH
             ENDED ___________, 1995

Borrowing Base Calculation:

A. Eligible Accounts Receivables (Annex 1a)  $______

B. Eligible Refinery Hydrocarbon Inventory   $______
   [Annex 1b]

C. Borrowing Base (Sum of A&B)               $______

   Lesser of Borrowing Base or $45,000,000   $______

Less Outstanding at Month End:

   Aggregate Facility B Loans                $______

   Aggregate L/C Obligations                 $______

   Total                                     $______

Net Availability at Month End:               $______

                       ANNEX 1(a)
                 GIANT INDUSTRIES, INC.
  DETAIL OF ELIGIBLE ACCOUNTS RECEIVABLE, FIFO BASIS

                 ______________, 199___


                                A               B
                       Preferred Account  Other Account
                             Obligors        Obligors
1. Service Stations:

   A. Trade                  _______         _______
   B. Other                  _______         _______
   C. Giant Travel Center    _______         _______
      1. Trade               _______         _______
      2. Other               _______         _______
   D. Total                         ______          _____

2. Refinery;

   A. Trade                  _______         _______
   B. Raw Material Supply    _______         _______
   C. Product Supply         _______         _______
   D. Portales Plant         _______         _______
   E. Total                         ______          _____

3. Eligible Accounts Receivable

   A. Total Accounts               $______         $_____
      Receivables
   B. Advance Rate                 x   .90         x  .85
   C. Sub Total per Obligor        $______         $_____
      Type (AxB)
   D. Total Eligible Accounts                      $_____
      Receivables (Sum of
      Column A and B)

                    ANNEX 1(b)
               GIANT INDUSTRIES, INC.
                 INVENTORY DETAIL

               _______________, 199__


     Bloomfield     Ciniza         Portales
     Bbls           Bbls           Bbls

     Albuquerque    Other          Total
     Terminal       Bbls           Bbls

     $/Bbl          $

FEED STOCK:
  Crude Oil
     Field Tanks/Terminals
     Pipeline Linefill
     Tex New Mex Pipeline
     Exchange and Other Common Carriers
     Refinery Crude
       (Less B.S.& W.)
       (Less Slop)
  NGL's
     Natural Gasoline
     Isobutane
     Normal Butane
  Other
     MTBE
     Ethanol

          Subtotal

INTERMEDIATE PRODUCTS:
  Isomerate
  Cat Feed
  Gasoline Components
  Naptha

          Subtotal

REFINED PRODUCTS
  Leaded Regular
  Unleaded Regular
  Unleaded Premium
  Propane
  JP-8
  Jet-A
  Diesel
  Residual Fuel Oil
  Other:
     Portales Ethanol
     Gasolines
     Service Station
     Stop-N-Go
     Four Corners
     Travel Center

          Subtotal
        Inventory Total

                    ANNEX 1(b)
               GIANT INDUSTRIES, INC.
                 INVENTORY DETAIL

               _______________, 199__


Borrowing Base Calculation:

                     Gross
                    Inventory   Advance   Advance
Product Line         Amount       Rate    Amount

Feedstock                       80.00%
Intermediate
  Products                      80.00%
Refined Products
 (Excluding SS
 and TC)                        80.00%
Service Stations
 and Travel Center              50.00%

     Total